Exhibit 4.6

Execution Version

SECURITYHOLDERS AGREEMENT

by and among

HORNBECK OFFSHORE SERVICES, INC.

and

THE OTHER PARTIES TO THIS AGREEMENT

Dated as of September 4, 2020

i

Schedules

Schedule I – Competitors

Exhibits

Exhibit A – Joinder Agreement

Exhibit B-1 – Major Actions

Exhibit B-2 – Majority Appointing Person Actions

Exhibit B-3 – Unanimous Appointing Person Actions

Exhibit B-4 – Officer Delegation of Authority

Exhibit C – Form of Confidentiality Agreement

ii

SECURITYHOLDERS AGREEMENT

THIS SECURITYHOLDERS AGREEMENT (this “Agreement”), dated effective as of September 4, 2020 (the “Effective Date”), is entered into by and among Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), and each of the Securityholders (as defined below).

RECITALS

WHEREAS, in connection with a recapitalization of the Company and its Subsidiaries (as defined below) under chapter 11 title 11 of the U.S. Bankruptcy Code (the “Restructuring”), the Securityholders have received Company Securities (as defined below) pursuant to and in accordance with the Plan (as defined below);

WHEREAS, pursuant to the Restructuring, the Company has adopted each of (i) the Certificate of Incorporation (as defined below) and (ii) the Bylaws (as defined below);

WHEREAS, the Plan provides that any party that is to receive Equity Interests and Warrants (each as defined below) shall be a party to this Agreement and deemed to be bound to the terms of this Agreement from and after the Effective Date, even if not a signatory hereto;

WHEREAS, the Company and the Securityholders party hereto wish to provide for certain matters relating to the management and administration of the affairs of the Company on the terms and conditions set forth herein; and

NOW THEREFORE, pursuant to, and in consideration of the obligations of the Company and the Securityholders under the Plan, the premises, mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows effective as of the Effective Date:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) As used herein, the following terms have the following meanings:

“2% Securityholder” at any time of determination means each Securityholder that has a Securityholder Ownership Percentage at such time of greater than or equal to 2%.

“7.5% Securityholder” at any time of determination means each Securityholder that has a Securityholder Ownership Percentage at such time of greater than or equal to 7.5%.

“10% Securityholder” at any time of determination means each Securityholder that has a Securityholder Ownership Percentage at such time of greater than or equal to 10%.

“Accredited Investor” means an “Accredited Investor” as such term is defined in Regulation D of the Securities Act, or any successor rule then in effect.

“Additional Appointing Person Director” has the meaning ascribed to such term in Section 2.1(a)(iii) of this Agreement.

“Affiliate” of any specified Person means (i) each other Person who, directly or indirectly, controls, is controlled by or is under common control with such specified Person and (ii) each Affiliated Fund of such specified Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract (including proxy) or otherwise; provided, however, that no Securityholder shall be deemed an Affiliate of any other Securityholder and no Securityholder shall be deemed an Affiliate of the Company (or vice versa), in each case solely on account of ownership of Company Securities or being party to this Agreement.

“Affiliated Fund” means, with respect to any Person, a fund, pooled investment vehicle, managed account (including separately managed accounts) or other entity now or hereafter existing that is directly or indirectly controlled, managed, advised or sub-advised by such Person, an Affiliate thereof or the same investment manager, advisor or subadvisor as such Person or any Affiliates of such entity or an Affiliate of such investment manager, advisor or subadvisor (excluding, except for the purpose of calculating Security Ownership Percentage, any portfolio company of such Person).

“Agreement” has the meaning ascribed to such term in the preamble hereof.

“Anti-Dilution Warrant” means a warrant to purchase a Demand Note issued pursuant to and in accordance with the Jones Act Warrant Agreement to the holders of Jones Act Warrants, which warrant shall have the terms set forth in and as governed by the Anti-Dilution Warrant Agreement.

“Anti-Dilution Warrant Agreement” means that certain Jones Act Anti-Dilution Warrant Agreement entered into as of the date hereof between the Company and Computershare, Inc. and Computershare Trust Company, N.A., collectively as warrant agent.

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (ii) any consents or approvals of any Governmental Authority; and (iii) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Appointing Person” means each of (a) Ares, (b) Whitebox, (c) Highbridge and (d) each Person designated as an Appointing Person pursuant to Section 2.1(h), in each case until the earlier of (x) the date on which such Person ceases to be a 10% Securityholder and (y) the date on which such Appointing Person no longer retains Director Designation Rights as a result of designating a Transferee as an Appointing Person pursuant to Section 2.1(h); provided, that, except in the case of a Non-U.S. Appointing Person, the Director Designation Rights exercisable by an Appointing Person shall only be exercisable by Persons comprising such Appointing Person that are U.S. Citizens; and provided, further, that for purposes of Sections 2.2 and 8.10, “Appointing Person” shall mean (i) Ares, taken together as a group with each of its direct and indirect Transferees to which have been transferred Director Designation Rights in accordance with Section 2.1(h), acting by majority vote based on Security Ownership Percentages, (ii) Highbridge, taken together as a group with each of its direct and indirect Transferees to which have been transferred Director Designation Rights in accordance with Section 2.1(h), acting by majority vote based on Security Ownership Percentages, and (iii) Whitebox, taken together as a group with each of its direct and indirect Transferees to which have been transferred Director Designation Rights in accordance with Section 2.1(h), acting by majority vote based on Security Ownership Percentages.

“Appointing Person Director” has the meaning ascribed to such term in Section 2.1(a)(i) of this Agreement.

“Ares” means, collectively, (i) ASSF IV HOS AIV 1, L.P., (ii) ASOF HOS AIV 1, L.P., (iii) ASSF IV HOS AIV 2, L.P, (iv) ASOF HOS AIV 2, L.P., (v) ASSF IV AIV B, L.P., (vi) ASOF Holdings I, L.P., (vii) SA Real Assets 19 Limited, (viii) SALI Multi-Series Fund, L.P. and (ix) each of their Affiliates that is or becomes a Securityholder in accordance with this Agreement. For purposes of the definition of “Disqualified Person,” (i) SA Real Assets 19 Limited and its portfolio companies and (ii) SALI Multi-Series Fund, L.P. and its portfolio companies shall be excluded from the definition of “Ares”, in each case for so long as such accounts are not exclusively managed by the Private Equity Group of Ares Management LLC.

“Audit Committee” has the meaning ascribed to such term in Section 2.1(d)(ii) of this Agreement.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

“Board” means the board of directors of the Company.

“Board Committee” and “Board Committees” have the meanings ascribed to such term in Section 2.1(d) of this Agreement.

“Board Designees” has the meaning ascribed to such term in Section 2.1(a)(v) of this Agreement.

“Budget” has the meaning ascribed to such term in Section 2.4.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be opened.

“Bylaws” means those certain Fifth Amended and Restated Bylaws of the Company dated as of the date hereof, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.

“Certificate” has the meaning ascribed to such term in Section 4.3(b) of this Agreement.

“Certificate of Incorporation” means that certain Third Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware as of the Effective Date, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.

“Chairman” has the meaning ascribed to such term in Section 2.1(a)(vi) of this Agreement.

“Change of Control” shall be deemed to have occurred, with respect to any Person, at any time after the date hereof if any of the following occurs:

(i) the consummation of any transaction (other than any transaction described in clause (ii) below, whether or not the proviso therein applies) the result of which is that a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), has become the direct or indirect beneficial owner of more than fifty percent (50.0%) of the Voting Stock (it being understood and agreed that in no event shall the Securityholders be deemed to be a “group” within the meaning of Section 13(d) of the Exchange Act solely by reason of ownership of Equity Securities of the Company or the entry by the Securityholders into this Agreement and the other certificates, documents and other instruments to be entered into at the Effective Time (as defined in the Plan) in accordance with the Plan); or

(ii) the consummation of (A) any recapitalization, reclassification or change of any capital stock of such Person (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination), as a result of which the capital stock of such Person would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof); (B) any consolidation, merger or other combination of such Person or binding share exchange pursuant to which the capital stock of such Person would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of such Person and its Subsidiaries, taken as a whole, to any other Person other than one or more of such Person’s wholly-owned Subsidiaries; provided, however, that (x) none of the transactions described in clauses (A) or (B) shall constitute a “Change of Control” if the holders of the Voting Stock of such Person immediately prior to such transaction continue to own at least, directly or indirectly, more than fifty percent (50.0%) of the voting power of the equity of the surviving corporation or transferee, or the parent thereof, immediately after such event and (y) none of the transactions described in clauses (A), (B) or (C) shall constitute a “Change of Control” if such transaction is effected solely to change such Person’s jurisdiction of formation or to form a holding company for such Person and that results in a share exchange or reclassification or similar exchange of the outstanding Voting Stock of such Person solely into voting equity of the surviving entity.

“Chief Executive Officer” has the meaning ascribed to such term in Section 2.1(a)(ii) of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.00001 per share, of the Company, and any shares or capital stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Company.

“Common Stock Equivalents” means, without duplication, Common Stock and any warrants (including the Creditor Warrants and Jones Act Warrants), options, securities or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether exercisable, convertible or exchangeable at the time of issuance or upon the passage of time or the occurrence of some future event, including, for greater clarity, restricted stock units, performance stock units or any substantially similar award, whether or not settled in Common Stock or a Common Stock Equivalent, if the value of such award is derived from or measured in part or in full from the value of the Common Stock or a Common Stock Equivalent.

“Company” has the meaning ascribed to such term in the preamble of this Agreement.

“Company Sale Notice” has the meaning ascribed to such term in Section 5.1(c) of this Agreement.

“Company Securities” means (i) the Common Stock, (ii) the Warrants, (iii) all other Common Stock Equivalents and Equity Securities of the Company and (iv) all securities, bonds, notes, guarantees, indebtedness, options or other rights or instruments exercisable or exchangeable for or convertible into any of the foregoing. As of the date hereof, the Company Securities consist solely of (A) the Common Stock and Warrants and (B) awards under the MIP.

“Compensation Committee” has the meaning ascribed to such term in Section 2.1(d)(i) of this Agreement.

“Competitor” means any Person set forth on Schedule I (as may be modified from time to time in accordance with the terms of this Agreement) and each Subsidiary of such Person.

“Confidential Information” means all information of the Company, any Securityholder or any of their respective Affiliates received from the Company, any Securityholder or any of their respective Affiliates hereunder (including information provided to an Appointing Person by any of its appointed Directors or Observers), other than any information which (A) is available on a non-confidential basis, from a source other than the Company or its Affiliates, or any of their respective representatives, employees, agents or other service providers, and in each case not in violation of a confidentiality obligation, (B) is disclosed in a prospectus, in other documents or in any other manner for dissemination to the public, or (C) is independently developed by the disclosing Person without violating any requirement hereunder.

“Consultation Right” has the meaning ascribed to such term in Section 2.1(a)(iii) of this Agreement.

“Contracting Parties” has the meaning ascribed to such term in Section 8.11 of this Agreement.

“Creditor Warrant Agreement” means the Creditor Warrant Agreement, dated as of the date hereof, between the Company and Computershare, Inc. and Computershare Trust Company, N.A., collectively as warrant agent, with respect to the Creditor Warrants.

“Creditor Warrants” means warrants to purchase a number of shares of Common Stock, which warrants shall have the terms set forth in and as governed by the Creditor Warrant Agreement.

“Demand Note” means a non-interest-bearing demand note issuable in connection with the exercise of an Anti-Dilution Warrant pursuant to the terms of the Anti-Dilution Warrant Agreement.

“Demand Registration Notice” has the meaning ascribed to such term in Section 6.1(a) of this Agreement.

“Dilutive Instruments” has the meaning ascribed to such term in Section 5.1(b) of this Agreement.

“Director” means a duly nominated and elected or appointed member of the Board.

“Director Designation Right” means the right of an Appointing Person to designate a Director for election to the Board pursuant to Section 2.1(a) of this Agreement.

“Disqualified Person” at any time of determination means a Person if at such time such Person or any of its Affiliates (other than any such Affiliate that is separated from such Person by an effective information wall) either (i) is a Competitor or (ii) owns a Disqualifying Interest. For purposes of this definition, (A) neither an Affiliated Fund of Ares, Whitebox or Highbridge nor any of the portfolio companies in which it is invested shall be deemed to be an Affiliate of Ares, Whitebox or Highbridge, respectively, if (x) such Affiliated Fund does not directly or indirectly beneficially own any Company Securities and (y) the dedicated senior investment professionals (excluding those persons whose role is limited to membership on an investment committee) of Ares, Whitebox or Highbridge, as applicable, substantially involved in the management of the fund or pooled investment vehicle that beneficially owns such Company Securities are not substantially involved in the management of such Affiliated Fund (excluding any role limited to membership on an investment committee), (B) no Person shall be deemed to be an Affiliate of Highbridge other than (1) Highbridge Capital Management LLC, (2) any fund, pooled investment vehicle, managed account (including any separately managed account) or other entity now or hereafter existing that is directly or indirectly controlled, managed, advised or sub-advised by Highbridge Capital Management LLC or (3) any of their respective controlled Affiliates and (C) neither SA Real Assets 19 Limited, SALI Multi-Series Fund , L.P. nor any of their respective portfolio companies shall be deemed to be an Affiliate of Ares, in each case for so long as such accounts are not exclusively managed by the Private Equity Group of Ares Management LLC.

“Disqualifying Interest” means the beneficial ownership of more than 25% of the Equity Interests in a Competitor (after giving effect to a hypothetical conversion, or exercise, as applicable, of any issued and outstanding Equity Securities of such Competitor which are convertible or exercisable (directly or indirectly) into such Equity Security, without regard to whether such other Equity Securities are then convertible or exercisable in accordance with their terms or the terms of the organizational documents of such Competitor).

“Drag-Along Notice” has the meaning ascribed to such term in Section 4.7(f) of this Agreement.

“Drag Transaction” has the meaning ascribed to such term in Section 4.7(a) of this Agreement.

“Effective Date” has the meaning ascribed to such term in the preamble of this Agreement.

“Equity Interest” in any Person means all of the units, membership interests, partnership interests, trusts interests or shares of capital stock of, or other ownership or profit interests in, such Person.

“Equity Security” means with respect to any Person, (i) any of the Equity Interests of such Person, (ii) any of the options, warrants or other rights for the purchase or acquisition from such Person of Equity Interests of such Person, and (iii) any security, bond, note, guarantee, indebtedness, option or other right or instrument exercisable or exchangeable for or convertible into any of the foregoing.

“Excess Shares” has the meaning specified in the Certificate of Incorporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Exercise Cap” has the meaning ascribed to such term in Section 2.5 of this Agreement.

“Full Preemptive Rights Securityholder” has the meaning ascribed to such term in Section 5.1(e) of this Agreement.

“Full Tagging Person” has the meaning ascribed to such term in Section 4.6(b) of this Agreement.

“Fully Diluted Securities” means the aggregate number of issued and outstanding shares of Common Stock after giving effect to a hypothetical exercise of all of the issued and outstanding Jones Act Warrants (and not, for the avoidance of doubt, the Creditor Warrants) into shares of Common Stock, without regard to whether such Jones Act Warrants are then exercisable in accordance with their respective terms or the terms of the Organizational Documents (but disregarding and without giving effect to the issuance, conversion or exercise, as applicable, of any Common Stock, Common Stock Equivalent or other Equity Security of the Company issued or issuable pursuant to the MIP). References to the Fully Diluted Securities beneficially owned by any Securityholder shall be to the aggregate number of issued and outstanding shares of Common Stock beneficially owned by such Securityholder after giving effect to such hypothetical exercise.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board and, when applicable, rules of the Commission or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time, applied on a consistent basis for the periods involved.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, including the U.S. Coast Guard, and the U.S. Maritime Administration, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Government Contracts” has the meaning ascribed to such term in Exhibit B-4 of this Agreement.

“Highbridge” means, collectively, (i) 1992 Master Fund Co-Invest SPC- Series 1 Segregated Portfolio, Highbridge Tactical Credit Master Fund, LP and Highbridge SCF Special Situations SPV, LP, and (ii) each of its Affiliates that is or becomes a Securityholder in accordance with this Agreement.

“Identified Persons” has the meaning ascribed to such term in Section 7.1(a) of this Agreement.

“Information Right Securityholder” has the meaning ascribed to such term in Section 3.1(b) of this Agreement.

“Information Rights” has the meaning ascribed to such term in Section 3.1(b) of this Agreement.

“Initiating Drag Securityholder” has the meaning ascribed to such term in Section 4.7(a) of this Agreement.

“Initiating IPO Securityholder” has the meaning ascribed to such term in Section 4.5(a).

“Initiating Tag Securityholder” has the meaning ascribed to such term in Section 4.6(a).

“IPO” means the initial public offering and sale of Common Stock after the Effective Date pursuant to an effective registration statement filed by the Company with the Commission, other than a registration statement on Form S-4 or Form S-8 or their equivalent, under the Securities Act.

“Joinder Agreement” means an agreement in the form of Exhibit A entered into from time to time between the Company and any Person who acquires any Company Security after the date hereof who is not already a party to this Agreement.

“Jones Act” means, collectively, the United States citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapters 121 and 551 and any successor statutes thereto, together with the rules and regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration and their practices enforcing, administering, and interpreting such laws, statutes, rules, and regulations, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels (each, a “U.S. Vessel”) for the purposes of the carriage or transport of merchandise or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551 and any successor thereto as amended from time to time (“U.S. Coastwise Trade”).

“Jones Act Compliance” means compliance by the Company with the U.S. citizenship requirements of the Jones Act to be eligible to own and operate U.S. Vessels in U.S. Coastwise Trade or to obtain a coastwise endorsement.

“Jones Act Restriction” means in no event shall Non-U.S. Citizens hold, in the aggregate, more than 24% of the total number of issued and outstanding shares of any class or series of the Equity Interests of the Company.

“Jones Act Warrant Agreement” means the Jones Act Warrant Agreement, dated as of the date hereof, between the Company and Computershare, Inc. and Computershare Trust Company, N.A., with respect to the Jones Act Warrants.

“Jones Act Warrants” means warrants to purchase a number of shares of Common Stock, which warrants shall have the terms set forth in and as governed by the Jones Act Warrant Agreement.

“Losses” has the meaning ascribed to such term in Section 6.7(a) of this Agreement.

“Major Action” has the meaning ascribed to such term in Section 2.2(a)(i) of this Agreement.

“Majority Appointing Person Action” has the meaning ascribed to such term in Section 2.2(a)(ii) of this Agreement.

“Management Securityholders” means any current employee or director of, or independent contractor or consultant to, the Company or any Subsidiary of the Company who owns any Company Securities.

“MIP” means the Hornbeck Offshore Services, Inc. Management Equity Incentive Plan adopted as of the date hereof, as amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms, and any other equity incentive plan approved by the Board pursuant to which Common Stock, Common Stock Equivalents, or any other Company Security may be issued to employees, consultants, Officers and/or Directors of the Company and its Subsidiaries as incentive compensation.

“National Securities Exchange” means The NASDAQ Global Market, The NASDAQ Global Select Market or The New York Stock Exchange.

“Necessary Action” means, with respect to a specified result, all actions within the applicable Person’s control that are permitted by Applicable Law and reasonably necessary or desirable to cause such result, including (i) including each Director to be nominated pursuant to Section 2.1 in the Company’s slate of nominees to the holders of Common Stock for each election of Directors, (ii) attending meetings in person or, for stockholder meetings, by proxy for purposes of obtaining a quorum, (iii) voting or providing a written consent or proxy with respect to Voting Stock of the Company, (iv) causing the adoption of stockholders’ resolutions, (v) executing agreements and instruments, (vi) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result, and (vii) causing the election or removal of Directors and the exercise of Director Designation Rights; provided, however, that Necessary Action shall not include, with respect to any Securityholder any obligation to make any payments or to assume or incur any expenses or liabilities (except as required under this Agreement).

“NISPOM” has the meaning ascribed to such term in Section 2.1(e) of this Agreement.

“Non-Party Affiliates” has the meaning ascribed to such term in Section 8.11 of this Agreement.

“Non-U.S. Appointing Person” means any Appointing Person if all of such Appointing Person’s Affiliates that are Securityholders are Non-U.S. Citizens.

“Non-U.S. Citizen” means any Person who is not a U.S. Citizen.

“Observer” has the meaning ascribed to such term in Section 2.3(a)(i) of this Agreement.

“Officer” means an officer of the Company.

“Officer Delegation of Authority” has the meaning ascribed to such term in Section 2.2(b) of this Agreement.

“Opportunity” has the meaning ascribed to such term in Section 7.1(a) of this Agreement.

“Organizational Documents” means, collectively, each of this Agreement, the Bylaws, and the Certificate of Incorporation.

“Other Director” has the meaning ascribed to such term in Section 2.1(a)(iv) of this Agreement.

“Permitted Offering” means any sale or issuance by the Company or any of its Subsidiaries of any (i) Company Securities or (ii) Subsidiary Securities (A) pursuant to any stock split, subdivision of such Company Securities or Subsidiary Securities, stock dividend or similar transaction; (B) as consideration for the acquisition by the Company or any of its Subsidiaries of another business or entity from one or more sellers; (C) in any IPO; (D) upon the exercise of any Company Securities issued in accordance with the terms of the this Agreement; (E) issuances of Common Stock upon the conversion or exercise of any Warrants in accordance with the terms of this Agreement, the other Organizational Documents and the applicable Warrant Agreements; (F)

issuances of Warrants in accordance with the terms of this Agreement, the other Organizational Documents and the Warrant Agreements; (G) issuances of Anti-Dilution Warrants and Demand Notes in accordance with the terms of this Agreement, the other Organizational Documents and the Warrant Agreements; (H) issuances or sales of Equity Securities of the Company to any existing or prospective employees, Officers, Directors, managers or consultants of the Company or any of its Subsidiaries pursuant to any stock option, employee stock purchase, employee benefits or similar equity incentive plan or other compensation agreement that is approved by the Board, including the MIP; or (I) issuances by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company; provided, that in no event may any of the exceptions set forth in this definition be used with the intent to circumvent the rights of the Securityholders under Section 5.1.

“Permitted Transferee” means, with respect to any Securityholder, any Affiliate of such Securityholder and, in the case of a Securityholder that is an individual, any member of such Securityholder’s immediate family (as defined in Item 404 of Regulation S-K) and any descendant of any such Securityholder, or any trust or like vehicle solely for the benefit of one or more of the foregoing.

“Person” means any individual, firm, partnership, limited liability or other company, corporation, joint venture or other entity, and shall include any successor (by merger, business combination or otherwise) of such entity.

“Piggyback Registration” means any proposed filing of a Registration Statement with respect to Company Securities with respect to which the Company is required to provide 2% Securityholders with a Piggyback Registration Notice.

“Piggyback Registration Notice” has the meaning ascribed to such term in Section 6.2(a) of this Agreement.

“Piggyback Registration Request” has the meaning ascribed to such term in Section 6.2(a) of this Agreement.

“Plan” means the Joint Prepackaged Chapter 11 Plan of Reorganization of the Company and certain of its subsidiaries under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§101 et. seq., as amended from time to time and as approved by the Bankruptcy Court.

“Preemptive Rights Excess Instruments” has the meaning ascribed to such term in Section 5.1(e) of this Agreement.

“Preemptive Rights Offer” has the meaning ascribed to such term in Section 5.1(c) of this Agreement.

“Preemptive Rights Securityholder” means (i) in the case of a Proposed Offering of Company Securities, (A) each 2% Securityholder that is an Accredited Investor and (B) subject to and in accordance with Section 5.1(j), Todd Hornbeck and (ii) in the case of a Proposed Offering of indebtedness for borrowed money, each Appointing Person.

“Proposed Offering” has the meaning ascribed to such term in Section 5.1(b) of this Agreement.

“Qualified IPO” shall mean an IPO effected by means of an underwritten public offering in connection with which the Common Stock offered in such IPO shall be listed on a National Securities Exchange.

“Reallotment Securities” has the meaning ascribed to such term in Section 4.6(b) of this Agreement.

“Registrable Securities” means (i) all shares of Common Stock beneficially owned by any Securityholder and (ii) all shares of Common Stock issuable upon conversion or exercise of any Company Securities beneficially owned by any Securityholder; provided, that such Registrable Securities shall cease to be Registrable Securities (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act and (ii) upon repurchase by the Company.

“Registration Demand” has the meaning ascribed to such term in Section 6.1(a) of this Agreement.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with Article 6, including (i) the fees, disbursements and expenses of the Company’s counsel and accountants (including the expenses of any annual audit letters and “cold comfort” letters required or incidental to the performance of such obligations), (ii) the reasonable fees and disbursements of one counsel for all of the Selling Securityholders, which counsel shall be selected by the Company and be reasonably acceptable to holders of a majority of the Registrable Securities to be registered on the Registration Statement, (iii) all expenses, including filing fees, in connection with the preparation, printing and filing of the Registration Statement, any free writing, preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers, (iv) the cost of printing or producing any agreements among underwriters, underwriting agreements, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of, (v) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, (vi) the filing fees incidental to securing any required review by FINRA of the terms of the sale of the securities to be disposed of, (vii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (viii) all security engraving and security printing expenses, (ix) all fees and expenses payable in connection with the listing of the securities on any National Securities Exchange and (x) all rating agency fees, but, for the avoidance of doubt, shall not include underwriting discounts, selling commissions or stock transfer taxes applicable to Registrable Securities sold which shall be borne by the owner of such Registrable Securities sold.

“Registration Request” has the meaning ascribed to such term in Section 6.1(a) of this Agreement.

“Registration Statement” means a registration statement under the Securities Act that is filed by the Company with the Commission for a public offering and sale of Company Securities, other than a registration statement on Form S-8 or Form S-4 or any successor forms thereto.

“Related Companies” has the meaning ascribed to such term in Section 7.1(c) of this Agreement.

“Requesting Securityholder” means, with respect to any Registration Statement that is used to register Registrable Securities pursuant to Article VI, any Securityholder who timely submits a Registration Request pursuant to Section 6.1(a) or any Securityholder who timely submits a Piggyback Registration Request pursuant to Section 6.2.

“Restructuring” has the meaning ascribed to such term in the recitals to this Agreement.

“Rollover Investment” has the meaning ascribed to such term in Section 4.7(b) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Securityholder Ownership Percentage” of any Securityholder at any time of determination means, a fraction (expressed as a percentage), (i) the numerator of which is the aggregate number of Fully Diluted Securities beneficially owned by such Securityholder and, without duplication, its Affiliates at such time and (ii) the denominator of which is the aggregate number of Fully Diluted Securities at such time beneficially owned by all Securityholders.

“Securityholders” means, collectively, (i) each Person (other than the Company) named on the signature pages to this Agreement, (ii) each Person deemed to be a party to this Agreement pursuant to Article IV.C.2 of the Plan, (iii) each Person who is a Transferee of Company Securities beneficially owned by another Securityholder in a Transfer that complies with the terms and conditions of this Agreement and who is required by this Agreement to agree to be bound by the terms and conditions of this Agreement and (iv) each other Person who otherwise is issued Company Securities and becomes a party to this Agreement pursuant to the terms and conditions of this Agreement.

“Securityholders’ Representative” has the meaning ascribed to such term in Section 4.7(g) of this Agreement.

“Selling Securityholder” has the meaning ascribed to such term in Section 4.7(a) of this Agreement.

“Stockholders Meeting” has the meaning ascribed to such term in Section 2.1(c)(iv)(B) of this Agreement.

“Subsidiary” of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other Equity Securities with voting power, under ordinary circumstances, to elect directors (or similar function) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, (ii) each other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, (A) is the general partner of such Person or (B) has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

“Subsidiary Security” means, with respect to any Subsidiary of the Company, any Equity Security of such Subsidiary.

“Tag-Along Notice” has the meaning ascribed to such term in Section 4.6(a).

“Tag-Along Notice Period” has the meaning ascribed to such term in Section 4.6(b).

“Tag-Along Rightholders” has the meaning ascribed to such term in Section 4.6(a).

“Tag-Along Securities” has the meaning ascribed to such term in Section 4.6(a) of this Agreement.

“Tag-Along Transaction” has the meaning ascribed to such term in Section 4.6(a).

“Tag-Along Transaction Documents” has the meaning ascribed to such term in Section 4.6(c).

“Tag-Eligible Securities” has the meaning ascribed to such term in Section 4.6(a) of this Agreement.

“Tag Securities” has the meaning ascribed to such term in Section 4.6(a) of this Agreement.

“Transfer” means, when used as a verb, to directly or indirectly sell, transfer, assign, convey or otherwise dispose of, and when used as a noun, any direct or indirect sale, transfer, assignment, conveyance or other disposition, including by merger, business combination, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily; provided, that (i) with respect to any Securityholder that is a widely held “investment company” as defined in the Investment Company Act of 1940, as amended, or any publicly traded company whose securities are registered under the Exchange Act, a sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of ownership interests in such investment company or publicly traded company shall not be deemed a Transfer; and (ii) with respect to any Securityholder that is a private equity fund, hedge fund or similar vehicle, any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of partnership or other ownership interests in any entity which is a pooled investment vehicle holding other material investments and which is an equityholder (directly or indirectly) of a Securityholder, or any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of partnership or other ownership interests in any general partner, manager or similar Person of such entity, shall not be deemed to be a Transfer for purposes hereof. The terms “Transferred” or “Transferring” shall have a correlative meaning.

“Transferee” means any Person to whom any Securityholder or any Transferee thereof Transfers Company Securities in accordance with the terms hereof.

“Unanimous Appointing Person Action” has the meaning ascribed to such term in Section 2.2(a)(iii) of this Agreement.

“Underwriting Agreement” has the meaning ascribed to such term in Section 6.6 of this Agreement.

“U.S. Citizen” means any Person which is eligible and qualified to own and operate U.S. Vessels in U.S. Coastwise Trade term pursuant to the Jones Act.

“U.S. Coastwise Trade” has the meaning ascribed to such term in the definition of “Jones Act” in this Agreement.

“U.S. Vessel” has the meaning ascribed to such term in the definition of “Jones Act” in this Agreement.

“Voting Stock” means, with respect to any Person, each of the Equity Securities then entitled, under ordinary circumstances, to vote generally in the election of directors (or similar function).

“Warrant Agreements” means, collectively, the Creditor Warrant Agreement, the Jones Act Warrant Agreement and the Anti-Dilution Warrant Agreement.

“Warrants” means, collectively, the Jones Act Warrants and the Creditor Warrants.

“Whitebox” means collectively, (i) Whitebox Caja Blanca Fund, LP, Whitebox Relative Value Partners, L.P., Whitebox GT Fund, LP, Whitebox Multi-Strategy Partners, L.P., Whitebox Asymmetric Partners, L.P., Whitebox Credit Partners, LP and Pandora Select Partners, L.P. and (ii) each of its Affiliates that is or becomes a Securityholder in accordance with this Agreement.

Section 1.2 Other Definitional and Interpretive Matters. For purposes of this Agreement, the following rules shall apply:

(a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b) Dollars. Any reference in this Agreement to “$” shall mean U.S. dollars.

(c) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

(e) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(f) Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(g) Successor Laws. Any reference to any law or code section thereof will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified, and any and all rules or regulations promulgated thereunder.

(h) Successor Agreements. Any definition of or reference to any agreement, instrument, or document herein shall be construed as referring to such agreement, instrument, or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

(i) Heirs, Executors, etc. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators and successors and assigns; provided, however, that nothing contained in this Section 1.2(i) is intended to authorize any assignment or other Transfer not otherwise permitted by this Agreement.

ARTICLE II

MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

Section 2.1 Board. Each Securityholder and the Company shall take all Necessary Action to ensure that the provisions of this Article II are fully implemented and carried out. No Securityholder or any of its Affiliates shall nominate any person for election as a Director or otherwise take any action to affect or influence the election of a nominee, in each case, other than as expressly provided by the terms of this Agreement (provided, that nothing in this Article II shall be deemed to restrict any Securityholder from having private discussions with the Board).

(a) Board Representation; Number of Directors. From and after the Effective Date, the Board shall consist of seven (7) Directors or such greater number approved by the Company and the Appointing Persons in accordance with Section 2.2(a)(iii) and, subject to Section 2.1(b) and Section 2.1(h), the Board shall be constituted as follows:

(i) (A) subject to Section 2.1(k), three (3) Directors shall be designated by Ares (or any Person designated as an Appointing Person for such purpose by Ares in accordance with Section 2.1(h)), for so long as Ares (or such Person designated as an Appointing Person) is an Appointing Person; (B) one (1) Director shall be designated by Whitebox (or any Person designated as an Appointing Person for such purpose by Whitebox in accordance with Section 2.1(h)), for so long as Whitebox (or such Person designated as an

Appointing Person) is an Appointing Person and (C) one (1) Director shall be designated by Highbridge (or any Person designated as an Appointing Person for such purpose by Highbridge in accordance with Section 2.1(h)), for so long as Highbridge (or such Person designated as an Appointing Person) is an Appointing Person (each such Director, an “Appointing Person Director”); provided, that, as of the date hereof and subject to the last sentence of Section 2.1(b), the Directors appointed by Ares and Whitebox shall be appointed by Affiliates thereof that are U.S. Citizens; and provided, further, that (x) Piyush “Bobby” Jindal, Kurt Cellar and John M. Richardson shall be the initial Board Designee of Ares, (y) Evan Behrens shall be the initial Board Designee of Whitebox, and (z) John T Rynd shall be the initial Board Designee of Highbridge pursuant to this Section 2.1(a)(i);

(ii) the duly-appointed and acting Chief Executive Officer of the Company (the “Chief Executive Officer”), who shall initially be Todd Hornbeck, shall be designated as a Director;

(iii) subject to Section 2.1(k), one (1) Director shall be designated by agreement of Whitebox and Highbridge (or any Person designated as an Appointing Person for such purpose by Whitebox or Highbridge, respectively, in accordance with Section 2.1(h)) (such Director, the “Additional Appointing Person Director”); provided, that, if such Persons do not agree on an Additional Appointing Person Director within sixty (60) days after any vacancy in such seat, a Director shall be elected to fill such seat in accordance with Section 2.1(a)(iv); provided further, that for so long as Whitebox and Highbridge (or such designees thereof) have the right to designate the Additional Appointing Person Director, and either Whitebox or Highbridge (or its designee) is not a 7.5% Securityholder, the Additional Appointing Person Director shall be designated by (A) in the event Highbridge is not a 7.5% Securityholder, Whitebox (or its designee), in consultation with Highbridge, or (B) in the event Whitebox is not a 7.5% Securityholder, Highbridge (or its designee), in consultation with Whitebox (each consultation right set forth in this Section 2.1(a)(iii), a “Consultation Right”); provided further, that Kevin O. Meyers shall be the initial Board Designee pursuant to this Section 2.1(a)(iii);

(iv) if any seats on the Board remain unfilled after the exercise of the Director Designation Rights set forth above, candidates for such additional seats (each, an “Other Director”) shall be nominated by the Board and shall be subject to election by the holders of Common Stock in accordance with the Certificate of Incorporation and Bylaws;

(v) Directors designated pursuant to Section 2.1(a)(i), Section 2.1(a)(ii), Section 2.1(a)(iii) or appointed to fill a vacancy by an Appointing Person as provided in Section 2.1(c)(iv) shall be referred to as the “Board Designees”;

(vi) For so long as Todd Hornbeck is the Chief Executive Officer, Todd Hornbeck shall serve as chairman of the Board (the “Chairman”). After such time, the Board shall vote to elect the Chairman by a majority vote of the Board and shall thereafter vote to elect the Chairman annually by a majority vote of the Board.

(b) Director and Officer Citizenship. Notwithstanding anything to the contrary in this Agreement, (i) all of the executive Officers of the Company, including the Chief Executive Officer, shall be U.S. Citizens, and (ii) the Company shall take all Necessary Action (including in the exercise of Director Designation Rights) to cause in all events the Board to be in Jones Act

Compliance, including (A) the Chairman of the Board shall in all events be a U.S. Citizen and (B) no more than a minority of the number of Directors necessary to constitute a quorum of the Board (in order for the Company to continue as a U.S. Citizen) (or any committee thereof) shall be Non-U.S. Citizens. Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that Highbridge shall be permitted to waive and/or assign (which waiver and/or assignment may be temporary) its rights as an Appointing Person, including its Director Designation Right, to Whitebox to the extent necessary or advisable (in each case, as determined by Highbridge in its sole discretion). Highbridge shall provide notice of any such waiver or assignment, and any termination or reversion thereof (provided that such notice shall not be a condition to the effectiveness of any such termination or reversion unless so provided in such waiver or assignment), to the Company and each other Appointing Person in accordance with Section 8.1.

(c) Board Meetings; Voting; Board Elections; Term; Board Vacancies; Replacements.

(i) Removals. At the request and direction of any Appointing Person (or in the case of the Additional Appointing Person Director, at the request and direction of the relevant Appointing Person(s)), the Company and each Securityholder agrees to take all Necessary Action to remove any Director that was designated for election by such Appointing Person(s). If the person serving as the Chief Executive Officer is removed, resigns or is otherwise replaced, then such person shall automatically, and without any action by the Board or stockholders of the Company, cease to be a Director.

(ii) Term. Notwithstanding anything to the contrary in this Agreement, to the extent the right of an Appointing Person (or in the case of the Additional Appointing Person Director, at the request and direction of the relevant Appointing Person(s)) to designate a Director is terminated, then any Director designated by such Appointing Person shall be entitled to continue serving in such capacity for the remainder such Director’s term of office as determined in accordance with Section 4.02 of the Bylaws; provided that the Board may request that any such Director resign from the Board or may remove any such Director at any time after the right of the applicable Appointing Person to designate a Director is terminated.

(iii) Resignations. A Director may resign at any time from the Board by delivering his or her written resignation to the Board or to the Corporate Secretary of the Corporation. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event, and unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

(iv) Vacancies. In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of a Director or for any other reason, then:

(A) if such Director is an Appointing Person Director or Additional Appointing Person Director, the Appointing Person or Appointing Persons with the right to appoint such Director at such time shall have the exclusive right to designate an individual to fill such vacancy and the Company and each Securityholder shall take all Necessary Action to elect or appoint such designee to fill such vacancy on the Board;

(B) with respect to any Other Director vacancy, such vacancy shall be filled by a majority vote of the Board, and such replacement Other Director so appointed shall fill such vacancy until the next meeting of the Company’s stockholders (each, a “Stockholders Meeting”) following such Other Director’s appointment pursuant to this Section 2.1(c)(iv)(B);

(C) if the person serving as Chief Executive Officer ceases to be a Director pursuant to Section 2.1(c)(i), the Director position on the Board reserved for the Chief Executive Officer shall remain vacant until a successor Chief Executive Officer is duly appointed by the Board in accordance with this Agreement and the Company’s other Organizational Documents, at which time the Company and each Securityholder shall take all Necessary Action to elect or appoint such successor Chief Executive Officer to fill such vacancy on the Board.

(d) Board Committees. The Board will initially establish the following committees (each a “Board Committee” and, collectively, the “Board Committees”), each of which shall be entitled to exercise the full powers of the Board with respect to the powers expressly delegated to it and may authorize the seal of the Company to be affixed to all papers which may require it; provided, however, that (A) no more than a minority of the number of directors necessary to constitute a quorum of any Board Committee of the Board shall be Non-U.S. Citizens, (B) the chairman of any Board Committee, any vice chairman of any Board Committee and any other person who chairs a meeting of any Board Committee shall not be a Non-U.S. Citizen, and (C) no Board Committee shall be (x) formed as an executive committee with delegated authority to act on behalf of the Board or (y) authorized to exercise such powers with respect to any Major Action (as determined by the Board in its sole discretion) of the Company or its Subsidiaries, including any actions described in Section 2.2(a):

(i) Compensation Committee. A compensation committee of the Board (the “Compensation Committee”) shall be established, which committee shall be responsible for (i) establishing the compensation of the Chief Executive Officer and, subject to any delegation of authority by the Board under the last sentence of Section 5.03 of the Bylaws, the other Officers, (ii) establishing the terms and conditions of any stock option plan or management or employee incentive equity plan and (iii) such other matters as the Board may determine in accordance with the terms hereof.

(ii) Audit Committee. An audit committee of the Board (the “Audit Committee”) shall be established, which committee shall be responsible for oversight of the integrity of the Company’s financial statements and monitoring of the Company’s accounting practices and reporting, and such other matters as the Board may determine in accordance with the terms hereof.

(iii) Chairman; Other Committees; Observers. From time to time, the Board shall be entitled, in its sole discretion, to (A) appoint the chairman of each such Board Committee; provided, that, for so long as Todd Hornbeck remains the Chief Executive Officer, the first name nominated for consideration and vote by the Board with respect to the chairman of any Board Committee (other than the Compensation Committee) shall be proffered by Todd Hornbeck (but if not so made within 15 days after given the opportunity in writing, may be proffered by any other Director), and (B) establish other such Board Committees (and their respective responsibilities) as it deems prudent and appoint Directors to such Board Committees and in each case with the affirmative vote of a majority of the Board. The Board and each Board Committee shall be entitled to meet in executive session and exclude members of management, including the Chief Executive Officer, from such executive session. Any Director may request to be present as an observer for any meeting of a Board Committee, subject to the Board’s or Board Committee’s right to exclude such person from all or any portion of any meeting of such Board Committee as deemed necessary or appropriate by such Board Committee acting by majority approval; provided, that the attendance of such observer shall not be required to constitute a quorum or conduct business.

(e) Subsidiaries. Except as set forth in the last sentence of this Section 2.1(e) or when the Board determines to otherwise create or approve a board of managers or similar governing body at any of the Company’s Subsidiaries, the Chief Executive Officer (or other Officer of the Company as designated in writing by the Board) shall be the sole manager of each of the Company’s Subsidiaries; provided, that any determination by the Board or other Necessary Action (including, for the avoidance of doubt, by any board of managers or similar governing body of any Subsidiary of the Company) to create or approve any such board of managers or similar governing body at any of the Company’s Subsidiaries holding or operating under a Facility Clearance, as defined in the in the National Industrial Security Program Operating Manual (the “NISPOM”) shall exclude any Board Designee of Highbridge (including, for the avoidance of doubt, the Additional Appointing Person Director). If the Board so determines to otherwise create or approve a board of directors or similar governing body at any of the Company’s Subsidiaries, to the extent requested by an Appointing Person, the Company and the Securityholders shall take all Necessary Action to cause the Board Designees designated by such Appointing Person to be designated as members of the board of directors or similar governing body of any of the Company’s Subsidiaries with the same proportionate representation of such Appointing Person on such other board or governing body as on the Board; provided that Highbridge shall not be entitled to make, and the Company and each Securityholder shall not honor, any such request for representation on, and the Additional Appointing Person Director shall not be a member of, the board of directors or similar governing body of any Subsidiary of the Company holding or operating under a Facility Clearance (as defined in the NISPOM). The Company and each Securityholder hereby agree to take all Necessary Action to cause any Subsidiary of the Company holding or operating under a Facility Clearance (as defined in the NISPOM) to have, and be managed under the direction of, a board of managers or similar governing body.

(f) Board Meetings. The Board shall have regular meetings, which shall occur no less frequently than quarterly.

(g) Stockholders Meeting. Holders of Jones Act Warrants shall be entitled to notice of, and have the right to attend any Stockholders Meeting to the same extent as if such holder of Jones Act Warrants was a holder of Common Stock, and, in this respect, shall be provided with all notices and documentation (including the agenda, minutes, committee reports and other documentation) for such Stockholders Meeting but shall not be entitled to vote on any matters presented at any such meeting.

(h) Transfer of Appointing Person Rights. Subject to the restrictions on Transfer set forth in Article IV, if (i) any Appointing Person, taken together with its Affiliates, Transfers to any Transferee Company Securities representing a Securityholder Ownership Percentage of greater than or equal to 10%, and (ii) (A) the Transferring Appointing Person designates such Transferee as an Appointing Person with respect to all or a portion of such Transferring Appointing Person’s Director Designation Rights and/or Consultation Right, as applicable (including, for the avoidance of doubt, any rights of such Person with respect to the designation of the Additional Appointing Person Director) and (B) such designation would not result in the number of directors that Non-U.S. Appointing Persons have the right to designate pursuant to the Director Designation Rights being more than a minority of the number of Directors necessary to constitute a quorum of the Board, then effective as of the date of such Transfer, (x) such Transferring Appointing Person shall cease to be an Appointing Person if the Director Designation Right(s) so transferred are the Transferring Appointing Person’s last remaining Director Designation Rights and (y) such Transferee shall become an Appointing Person solely with respect to the Director Designation Rights so transferred and solely for purposes of Sections 2.1(a) (including for the purposes of appointing an Additional Appointing Person Director in accordance with Section 2.1(a)(iii) to the extent such Transferee is designated as an Appointing Person by Whitebox or Highbridge, as applicable, in accordance with this Section 2.1(h)), 2.1(c), 2.1(e), 2.1(h), 2.1(i), 3.1(c)(iv), 7.1(a), 8.12, Exhibit B-2 and Exhibit B-3, and not for purposes of any other provision of this Agreement whatsoever (including, for the avoidance of doubt, Sections 2.2, 2.3 and 8.10).

(i) Fees; Costs and Expenses. Except for Directors who are employees of the Company or any of its Subsidiaries or any Appointing Person or its respective Affiliates, Directors shall receive such cash or other compensation (if any) in respect of their service on the Board (or committees thereof) as the Board shall approve from time to time. The Company shall pay and reimburse each Director for all reasonable out-of-pocket expenses incurred by such Director in connection with his or her participation in (or attendance at) meetings of the Board (or committees thereof) and the boards of directors (or committees thereof) of the Subsidiaries of the Company.

(j) Directors’ and Officers’ Insurance. The Company shall purchase and shall use its reasonable efforts to maintain director and officer liability insurance in such amounts and such limits as reasonably determined by the Board or, in the absence of such insurance, otherwise provide financial support for the indemnification obligations under the Company’s organizational documents and by Applicable Law, for the benefit of any person who is or was a member of the Board, an advisory director, board observer or an executive Officer, of the Company, against any liability asserted against him or her or incurred by him or her in any capacity as such, whether or not the Company would have the power to indemnify him or her against that liability under the Company’s Organizational Documents.

(k) Reduction; Termination of Rights. The rights of the Appointing Persons to designate Directors under this Section 2.1 shall be reduced and terminated, as applicable, as follows:

(i) Notwithstanding anything to the contrary in Sections 2.1(a)(i)(A) and 2.1(h), if any Appointing Person with the right to designate directors pursuant to Section 2.1(a)(i)(A) (A) has a Securityholder Ownership Percentage of less than 30% but greater than or equal to 20% and has the right to designate more than two Directors pursuant to Section 2.1(a)(i)(A), the number of Directors such Appointing Person has the right to designate pursuant to Section 2.1(a)(i)(A) shall be reduced to two Directors, and (B) has a Securityholder Ownership Percentage of less than 20% but greater than or equal to 10% and has the right to designate more than one Director pursuant to Section 2.1(a)(i)(A), the number of Directors such Appointing Person has the right to designate pursuant to Section 2.1(a)(i)(A) shall be reduced to one Director.

(ii) For so long as the aggregate Securityholder Ownership Percentage of Whitebox (or any Person designated as an Appointing Person for purposes of Section 2.1(a)(iii) by Whitebox in accordance with Section 2.1(h)) and Highbridge (or any Person designated as an Appointing Person for purposes of Section 2.1(a)(iii) by Highbridge in accordance with Section 2.1(h)), is less than 20%, the right to designate the Additional Appointing Person Director pursuant to Section 2.1(a)(iii) shall terminate.

Section 2.2 Actions Requiring Consent.

(a) Board Reserved Matters; Appointing Person Consent Rights. Notwithstanding anything to the contrary in this Agreement or any other agreement to which the Company is a party, the Company hereby covenants and agrees with each of the Securityholders that it shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, take or enter into any of the actions or transactions set forth on:

(i) Exhibit B-1 (each, a “Major Action”), unless such action or transaction has been expressly approved by the Board;

(ii) at any time there is at least one Appointing Person, Exhibit B-2 (each, a “Majority Appointing Person Action”), unless such action or transaction has been expressly approved by the prior written consent of at least two (2) Appointing Persons (or, if there is only one (1) Appointing Person at such time, the sole Appointing Person), and any such act or transaction entered into without such written consent shall be null and void and of no force and effect; and

(iii) at any time there is at least one Appointing Person, Exhibit B-3 (each, a “Unanimous Appointing Person Action”), unless such action or transaction has been expressly approved by the prior written consent of each of the Appointing Persons, and any such act or transaction entered into without such written consent shall be null and void and of no force and effect.

(b) Officer Delegation of Authority. Notwithstanding Section 2.2(a)(i), the Board may expressly delegate to the Officers such authority as it determines in consultation with such Officers to be appropriate in connection with empowering the Officers to manage the day-to-day affairs of the Company, including delegation to the Chief Executive Officer of the authority to take those actions set forth in Exhibit B-4, as modified from time to time by the Board (the “Officer Delegation of Authority”).

(c) Return of Capital. Subject to Section 2.2 and subject to compliance with the Jones Act, the Company and each of the Securityholders agree that in the event the Board determines to return capital or any other amounts to the Securityholders, the Company shall do so by offering to redeem or otherwise repurchase shares of Common Stock and Jones Act Warrants on a pro rata basis (determined by reference to the relative ownership of the then-outstanding Fully Diluted Securities as of the date of such redemption or repurchase).

Section 2.3 Observer Rights.

(a) Appointment.

(i) Each Appointing Person will be entitled to appoint, remove and replace from time to time one person (each, an “Observer”) to act as an observer to the Board and each Board Committee exercisable by providing written notice of such appointment, removal or replacement, as the case may be, to the Company and the Chairman in advance of any meeting that such Observer will attend.

(ii) For so long as Todd Hornbeck remains the Chief Executive Officer and a Director of the Company, Larry Hornbeck will be an Observer, unless otherwise agreed between the Board and Larry Hornbeck.

(b) Notice of Meetings and Actions. The Company shall deliver notice of each proposed action of the Board and Board Committee (including any proposed action by written consent) and each meeting of the Board (including telephonic or teleconferenced meetings) to each Observer previously identified as appointed to attend such meeting concurrently with any notice given to the Directors.

(c) Attendance and Materials. The Company agrees to permit each Observer to attend in person or by conference call and participate in all meetings of the Board and each Board Committee and to distribute to each Observer all materials distributed for or at any such meeting (including any meeting agenda or board or committee package) and all other information and materials distributed to Directors, in each case, concurrently with any such information or materials distributed to the Directors.

(d) Voting; Compensation. No Observer shall be entitled to vote at a meeting of the Board or receive compensation from the Company for services as an Observer (other than payment of expenses pursuant to paragraph (f) below and, for the avoidance of doubt, payments made to Larry Hornbeck in connection with his consulting agreement with the Company, dated as of the date hereof (inclusive of any amendment, modification, restatement or replacement thereof).

(e) Conditions and Exceptions. The rights of each Observer and the obligations of the Company set forth in this Section 2.3 shall be subject to the following: (i) except for an Observer that is an officer or employee of an Appointing Person or any of its respective Affiliates, prior to attending any meeting each Observer shall have entered into a confidentiality agreement with the Company in form and substance acceptable to the Company; and (ii) with the approval of the Board, the Company may withhold any information from any Observer or exclude any Observer from any meeting or portion thereof, if access to such information or attendance at such meeting would reasonably be expected, based on advice from outside counsel, (x) to result in the loss of the Company’s attorney-client privilege, or (y) solely with respect to any Observer that is not an officer or employee of an Appointing Person (or any of its Affiliates), to contain competitively sensitive information; provided, that any Observer may be excluded as deemed necessary or appropriate by the Board from all or any portion of any meeting of the Board relating to Government Contracts for which a security clearance would be required.

(f) Expenses. The Company shall pay and reimburse each Observer for all reasonable out-of-pocket expenses incurred by such Observer in connection with his or her participation in (or attendance at) meetings of the Board (or Board Committees).

Section 2.4 Budget. The Officers shall use reasonable efforts to present to the Board no later than February 15 of each fiscal year a draft of the proposed annual budget, including an operating budget and capital budget (collectively, the “Budget”), for such fiscal year, which Budget shall be subject to the consideration and approval of the Board.

Section 2.5 Jones Act Compliance. The Company shall review its books and records and third party publicly available information at least quarterly to determine Jones Act Compliance pursuant to the requirements of Applicable Law and the Organizational Documents. If, after making such review, the Company determines, in its sole discretion, that conversion of some or all of the outstanding Jones Act Warrants held by Non-U.S. Citizens that are exercisable at the time of such review will not result in (and would not reasonably be expected to result in) ownership and control by Non-U.S. Citizens in the aggregate in excess of twenty-four percent (24%) of the aggregate outstanding Common Stock after giving effect to such conversion (the “Exercise Cap”), the Company shall effect in accordance with the Jones Act Warrant Agreement the automatic conversion of such amount of outstanding Jones Act Warrants covered by a Warrant Exercise Notice (as defined in the Jones Act Warrant Agreement) that has not been withdrawn into the total number of shares of Common Stock that the Company has so determined, in its sole discretion, may be issued at such time without causing the Exercise Cap to be exceeded or Excess Shares being issued.

ARTICLE III

INFORMATION AND ACCESS

Section 3.1 Information and Access Rights.

(a) Directors Access. The Directors shall be entitled to examine the books, accounts and records of the Company and its Subsidiaries and shall have free access, at all reasonable times and with prior written notice, to any and all assets, properties and facilities of the Company and its Subsidiaries. The Company shall provide such information relating to the business affairs and financial position of the Company or its Subsidiaries, as the Directors may require.

(b) Information Rights; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with GAAP. Each Securityholder hereby waives, to the fullest extent permitted by law, and agrees not to assert, any rights pursuant to Section 220 of Delaware Law (as defined in the Certificate of Incorporation). Subject to Section 3.1(c)(i), each Securityholder that is not a Disqualified Person and any Securityholder that is a Disqualified Person whom the Board has approved for purposes of this Section 3.1(b) (provided that if the Board approves a Transfer of Company Securities to any Disqualified Person pursuant to Section 4.3(a)(iv), unless otherwise expressly provided by the Board in such approval, such Disqualified Person shall be deemed approved for purpose of this Section 3.1(b)) (each, an “Information Right Securityholder”) shall be entitled to the following information rights (the rights described in Section 3.1(b)(i) through Section 3.1(b)(iv) below, collectively and as applicable, constituting the “Information Rights”):

(i) All Information Right Securityholders shall be entitled to access a password-protected virtual data room, established and maintained periodically by the Company or its Affiliates or their respective representatives, and as a condition to gaining access to the information posted in such data room, each such Information Right Securityholder shall be required to “click through” or take other affirmative action pursuant to which each such Information Right Securityholder shall only be required to confirm and ratify that it is a party to, and bound by all of the terms and provisions of, this Agreement and any confidentiality agreement executed by such Information Right Securityholder with the Company or any of its Subsidiaries prior to such access and acknowledge such Information Right Securityholder’s confidentiality obligations in respect of such information hereunder or under any such confidentiality agreement and agree to abide by the terms of this Agreement and any such confidentiality agreement, which shall include the following (or the Company or its Affiliates or their respective representatives shall otherwise provide the following to all such Information Right Securityholders):

(A) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of the first fiscal year ended after the Effective Date or ninety (90) days after the end of each subsequent fiscal year of the Company, audited consolidated balance sheets of the Company and its Subsidiaries as at the end of each such fiscal year and audited consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, accompanied by (I) a report on such consolidated balance sheets and financial statements by the independent certified public accountants of recognized national standing selected by the Board, which report shall state that such consolidated financial statements fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows and stockholders’ equity for the periods indicated in conformity with GAAP, applied on a basis consistent with prior years, and that the examination by such accountants was conducted in accordance with generally accepted auditing standards and (II) a reasonably detailed narrative discussion of the changes in the Company’s financial condition and results of operations compared with the prior periods presented, which will be in form and substance similar to the discussion contained in the “Management Discussion & Analysis” section of an Exchange Act report.

(B) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) quarterly periods in each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, of stockholders’ equity and of cash flows for such quarterly period and of the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case prepared in accordance with GAAP, consistently applied, and setting forth comparative consolidated figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustments and the absence of notes thereto, all in reasonable detail and certified by the principal financial or accounting officer of the Company, accompanied by a reasonably detailed narrative discussion of the changes in the Company’s financial condition and results of operations compared with the prior periods presented, which will be in form and substance substantially similar to the discussion contained in the “Management Discussion & Analysis” section of an Exchange Act report; provided, however, that for the fiscal quarter ending on or about September 30, 2020, the aforementioned financial statements shall be delivered no later than December 31, 2020.

(ii) Quarterly MD&A Conference Call. The Company will, no less than once per fiscal quarter and no later than ten (10) Business Days after delivery of the materials required pursuant to Section 3.1(b)(i)(A) or Section 3.1(b)(i)(B), hold a conference call, including a questions and answers session, for which all such Information Right Securityholders will be provided reasonable advance notice in writing at least two (2) Business Days prior to such conference call, and to which all such Information Right Securityholders will be invited, where the Company will discuss or cause to be discussed the performance, financial results and future plans of the Company and its Subsidiaries.

(iii) Inspection Rights. Subject to Section 3.1(c)(i), each Information Right Securityholder that is a 2% Securityholder shall be entitled, at reasonable times, for purposes reasonably related to such Information Right Securityholder interests as a holder of Company Securities, in a manner that does not interfere with the operations and daily business of the Company and its Subsidiaries, and upon reasonable prior notice to the Company, (A) to access to (1) the corporate, financial and similar records, reports and documents or other reasonably requested information of the Company and its Subsidiaries, and to permit each such qualified Information Right Securityholder to examine such documents and make copies thereof and (2) the Company’s and its Subsidiaries’ officers, senior employees and public accountants, and to afford each such qualified Information Right Securityholder the opportunity to discuss and advise on the affairs, finances and accounts of the Company and its Subsidiaries with their officers, senior management and public accountants (and the Company hereby authorizes said accountants to discuss with such qualified Information Right Securityholder such affairs, finances and accounts); provided that the rights provided for by this Section 3.1(b)(iii)(A) may not be exercised by any Information Right Securityholder or any of its Affiliates (taken as a group for such determination) more than once in any twelve (12)-month period and (B) to receive any information of the Company or any of its Subsidiaries that is reasonably requested by such Information Right Securityholder. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, the Company shall not, and shall not be required to, permit any of the Affiliated Funds of Highbridge to access any “material nonpublic technical information,” as defined in 31 CFR § 800.232.

(iv) Notification of Key Events. Each Information Right Securityholder that is a 2% Securityholder shall be entitled to prompt written notification by the Company of key events and reasonable details thereof, including (A) the planned termination or departure of any member of senior management of the Company or any Subsidiary, (B) material adverse changes to the business of the Company, (C) the existence of material litigation with respect to the Company or any Subsidiary and (D) any event of the type that would otherwise require disclosure pursuant to Form 8-K under the Exchange Act; provided that in each case, disclosure of the information described in clauses (A), (B), (C) and (D) above shall be subject to the reasonable discretion of the Board, acting in good faith, as to (x) the form of disclosure and (y) which information rises to the level of materiality such as would require disclosure under this Section 3.1(b)(iv).

(c) Confidentiality Obligations.

(i) Each Securityholder is only entitled to use Confidential Information (including any such information provided pursuant to the Information Rights and any such information provided to any Director or Observer which such Director or Observer provides to such Securityholder in accordance with the terms hereof, including Section 3.1(c)(ii)) for purposes of monitoring such Securityholder’s investment in the Company and not for any other purpose (including to disadvantage competitively the Company, any of its Affiliates or any other Securityholder). Each Securityholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that such information may be disclosed:

(A) to such Securityholder’s officers, employees, directors, auditors, accountants, attorneys and other agents and representatives in the normal course of the performance of their duties;

(B) in the case of the Management Securityholders and the Directors, in the performance of their duties for or on behalf of the Company and its Subsidiaries;

(C) as part of its normal reporting or review procedure, or in connection with such Securityholder’s or any of its Affiliates’ or investors’ ordinary course fundraising, marketing, informational or reporting activities;

(D) to any prospective purchaser of Company Securities from such Securityholder that is not a Disqualified Person for purposes of enabling such prospective purchaser to evaluate a potential acquisition of such Company Securities; provided, that, as a condition precedent to the receipt of such information, any such prospective purchaser shall have executed and delivered to the Company a confidentiality agreement substantially in the form attached as Exhibit C, with such changes requested by such prospective purchaser and approved by the Company (such approval not to be unreasonably withheld, delayed or conditioned);

(E) to any actual or potential sources of debt or equity financing to such Securityholder or any of its Affiliates, as long as such financing source is advised of the confidential nature of such information and is bound by a confidentiality agreement containing terms no less restrictive in any material respect than those contained in this Section 3.1(c);

(F) to the extent required by Applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Securityholder is subject; provided that such Securityholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and such Securityholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such Applicable Law));

(G) to any regulatory authority or rating agency to which such Securityholder or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information;

(H) to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its representatives have provided to such Securityholder relating to such tax treatment and tax structure); provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information; or

(I) if the prior approval of the Board shall have been obtained.

(ii) Each Securityholder hereby agrees to promptly notify the Company if such Securityholder is or becomes a Disqualified Person.

(iii) Upon the request of any Securityholder, the Company shall provide a prospective purchaser of Company Securities that is not a Disqualified Person with customary access to Confidential Information, which shall include the Information Rights set forth in Section 3.1(b)(i), for the purpose of enabling such prospective purchaser to evaluate a potential acquisition of such Company Securities; provided, that, as a condition precedent to the receipt of such information, any such prospective purchaser shall have executed and delivered to the Company a confidentiality agreement with respect to such information in form and substance reasonably acceptable to the Company.

(iv) Notwithstanding anything to the contrary in this Section 3.1(c), a Director or Observer shall be permitted to share all materials distributed by the Company or any Subsidiary of the Company to such Director or Observer and all other Confidential Information made available to such Director or Observer with its Appointing Person.

ARTICLE IV

TRANSFERS

Section 4.1 Rights and Obligations of Transferees. In connection with any Transfer of Company Securities (including any issuance of any Company Securities by the Company), other than in connection with a Transfer pursuant to Section 4.7, as a condition thereto, the applicable Transferee, unless already a party to this Agreement, shall agree in writing, by executing and delivering the form of Joinder Agreement, to become a party to this Agreement and assume all of the obligations in this Agreement applicable to the Transferring Securityholder with respect to the Company Securities being Transferred.

Section 4.2 Transferability. Each Securityholder shall not be restricted by this Agreement from Transferring any of its Company Securities; provided, that such Transfer complies with this Article IV and the other provisions of this Agreement, the Company’s other Organizational Documents and Applicable Law (including the Jones Act and the Jones Act Restriction).

Section 4.3 Restrictions on Transfer.

(a) No Transfer of any Company Securities shall be permitted if:

(i) such Transfer would cause the record number of Securityholders of any class of Company Securities to exceed the applicable threshold for registration under the Exchange Act, or if the Board otherwise determines that such Transfer could result in the Company’s being required to file reports with the Commission under the Exchange Act or otherwise;

(ii) such Transfer would violate the Securities Act or applicable federal and state securities or blue sky laws;

(iii) such Transfer is made to a Person who lacks the legal right, power or capacity to own such Company Securities; or

(iv) such Transfer is made to a Disqualified Person other than any Transfer (A) approved with the prior written consent of the Board or (B) pursuant to Section 4.7.

(b) To the extent any Company Securities are represented by certificates (a “Certificate”), all such Certificates held by any Securityholder shall bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SECURITYHOLDERS AGREEMENT AMONG HORNBECK OFFSHORE SERVICES, INC. AND THE HOLDERS PARTY THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF HORNBECK OFFSHORE SERVICES, INC. THE SECURITYHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE TRANSFER OF THE SECURITIES SUBJECT TO THE AGREEMENT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY, DIRECTLY OR INDIRECTLY, BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SECURITYHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SECURITYHOLDERS AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

Notwithstanding anything to the contrary in the foregoing, only the condition set forth in Section 4.3(a)(ii) (and not any of the other conditions listed above) shall apply to any Transfer in a Drag Transaction.

Section 4.4 Transfers Not in Compliance. Notwithstanding anything to the contrary contained in this Agreement, any Transfer or attempted Transfer of any Company Securities in violation of any provision of this Agreement shall be null and void ab initio and of no force or effect whatsoever, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the Securityholder proposing to make any such Transfer shall continue be treated) as the owner of such Company Securities for all purposes of this Agreement. The Company may institute legal proceedings to force rescission of a Transfer prohibited by this Agreement and to seek any other remedy available to it at law, in equity or otherwise, including an injunction prohibiting any such Transfer.

Section 4.5 IPO Demand Rights.

(a) Subject to Section 4.5(d), any one or more Securityholders (collectively, the “Initiating IPO Securityholder”) collectively holding (A) during the period of three (3) years from the Effective Date, 60% or more of the Fully Diluted Securities and (B) thereafter, 30% or more of the Fully Diluted Securities, shall have the right to effect, and to cause the Company and each other Securityholder to consent, to a Qualified IPO.

(b) In connection with any such Qualified IPO, each Securityholder shall be required to vote, if such a vote is required by this Agreement, Applicable Law, or otherwise, its Voting Stock of the Company in favor of such Qualified IPO at any Stockholders Meeting called to vote on or approve such Qualified IPO and/or to consent in writing to such Qualified IPO, and the Securityholders and the Company shall take all other Necessary Action to cause, and shall not interfere with, the consummation of such Qualified IPO on the terms and conditions proposed or approved by the Initiating IPO Securityholder, including executing, acknowledging and delivering consents, waivers and other documents or instruments, furnishing information and copies of documents, and filing applications, reports, returns and other documents or instruments with governmental authorities; provided that in each case, each Securityholder shall be provided with reasonable prior notice of, and the opportunity to review (including with its external advisors), any such actions so required by Securityholders to cause the consummation of such Qualified IPO.

(c) Each Securityholder and the Company shall cooperate in any such Qualified IPO and will take all Necessary Action in connection with the consummation of the Qualified IPO as are reasonably requested by the Initiating IPO Securityholder (including the restructuring of the Company and its Subsidiaries to facilitate such Qualified IPO). Without limiting the generality of the foregoing, in connection with any such Qualified IPO, the Company shall take all necessary steps to engage an internationally recognized financial institution as the managing underwriter selected by the Board to lead such Qualified IPO, and each Securityholder, the Company and its Subsidiaries and their respective employees, officers, and advisors shall reasonably cooperate with such underwriter in connection with such Qualified IPO.

(d) The Initiating IPO Securityholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon such proposed Qualified IPO initiated pursuant to this Section 4.5 and the terms and conditions hereof. Except as expressly provided in this Section 4.5, the Board shall make all other decisions regarding the Qualified IPO. No Securityholder or Affiliate of a Securityholder shall have any liability to any other Securityholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Qualified IPO subject to this Section 4.5, except to the extent such Securityholder shall have failed to comply with the provisions of this Section 4.5.

Section 4.6 Tag-Along Right.

(a) Each of the Securityholders hereby agrees that if any one or more Securityholders (each, an “Initiating Tag Securityholder”) shall, in any one transaction or any series of related transactions, directly or indirectly, propose to Transfer Common Stock or Jones Act Warrants that represent greater than 50% of the Fully Diluted Securities (such Common Stock or Jones Act Warrants, the “Tag-Along Securities”) to any Person, other than a Person that is a Permitted Transferee of an Initiating Tag Securityholder (a “Tag-Along Transaction”), the Initiating Tag Securityholders (or a designated representative acting on their behalf) shall deliver written notice (a “Tag-Along Notice”) to the Company, and the Company shall deliver such Tag-Along Notice to each Securityholder other than the Initiating Tag Securityholders (the “Tag-Along Rightholders”), at least fifteen (15) Business Days prior to the consummation of such Tag-Along Transaction, offering the Tag-Along Rightholders the opportunity to participate in such Tag-Along Transaction on the terms and conditions set forth in the Tag-Along Notice (which terms and conditions shall be the same as those terms and conditions applicable to the Initiating Tag Securityholders, except as to the number of Company Securities proposed to be sold and except that any Tag-Along Rightholder shall be permitted to sell either Common Stock or Jones Act Warrants (such Company Securities which Tag-Along Rightholders are so entitled to sell, the “Tag-Eligible Securities” and, together with the Tag-Along Securities, the “Tag Securities”). The Tag-Along Notice shall contain a general description of the material terms and conditions of the Tag-Along Transaction, including the identity of the parties to the proposed Tag-Along Transaction, the total number of Tag-Along Securities proposed to be sold, the proposed amount and form of consideration and whether any termination fee, break-up fee or similar fee would be payable by the Initiating Tag Securityholders and the Tag-Along Rightholders if the Tag-Along Transaction is not consummated (and the amount of any such termination fee, break-up fee or similar fee), and a copy of any acquisition agreement entered into in connection with such Tag-Along Transaction.

(b) Each Tag-Along Rightholder may, by written notice to the Initiating Tag Securityholders (or their designated representative) delivered within ten (10) Business Days after delivery of the Tag-Along Notice to such Tag-Along Rightholder (the “Tag-Along Notice Period”), elect to sell an amount up to its pro rata portion (based on the relative ownership of the then-outstanding Fully Diluted Securities as of the date of the Tag-Along Notice) of the Tag Securities to be Transferred to the proposed Transferee on the same terms and conditions as the Initiating Tag Securityholders. Failure to respond within the Tag-Along Notice Period shall constitute an irrevocable rejection of the offer made pursuant to the Tag-Along Notice and an irrevocable waiver by such Tag-Along Rightholder of its rights under this Section 4.6 only with respect to the applicable Tag-Along Transaction. If at the end of the Tag-Along Notice Period (i)

any Tag-Along Rightholder has declined to exercise its rights under this Section 4.6 or (ii) any Tag-Along Rightholder has elected to exercise its rights under this Section 4.6 with respect to less than all of such Tag-Along Rightholder’s pro rata portion (the Tag-Along Securities described in clauses (i) and (ii) for which a Tag-Along Rightholder did not elect to exercise its rights under this Section 4.6, the “Reallotment Securities”), the Initiating Tag Securityholders shall give prompt written notice thereafter to each Tag-Along Rightholder that has elected to fully exercise its rights under this Section 4.6 (each such Person, a “Full Tagging Person”), of the right to sell in the Tag-Along Transaction a number of additional Tag-Along Securities in an amount up to its pro rata portion (based on the relative ownership of the then-outstanding Fully Diluted Securities held by all Full Tagging Persons and the Initiating Tag Securityholders as of the date of the Tag-Along Notice) of the Reallotment Securities (or such greater portion of the Reallotment Securities (up to all of the Reallotment Securities) as such Full Tagging Person may indicate in its election to exercise such right (provided, that if more than one Full Tagging Person elects to sell such greater portion, and the elections of all such Full Tagging Persons cannot be accommodated in full, then the right to sell more than each such Full Tagging Person’s pro rata portion shall be allocated among all such Full Tagging Persons and the Initiating Tag Securityholders pro rata to such Full Tagging Persons’ relative ownership of the then-outstanding Fully Diluted Securities held by all Full Tagging Persons as of the date of the Tag-Along Notice). Each such Full Tagging Person shall have three (3) Business Days to notify the Initiating Tag Securityholders of its election to exercise its rights to sell additional Tag-Along Securities pursuant to this Section 4.6(b).

(c) In connection with any Tag-Along Transaction in which any Tag-Along Rightholder elects to participate pursuant to this Section 4.6, each such Tag-Along Rightholder will take all necessary or desirable actions reasonably requested by the Initiating Tag Securityholders or the Company in connection with the consummation of such Tag-Along Transaction, including executing and delivering the applicable purchase agreement, merger agreement, indemnity agreement, escrow agreement, letter of transmittal or other agreements or documents governing or relating to such Tag-Along Transaction that the Company, the Initiating Tag Securityholders or the Transferee in such Tag-Along Transaction may reasonably request (the “Tag-Along Transaction Documents”), pursuant to which such Initiating Tag Securityholder and Tag-Along Rightholder shall agree to (A) provide customary representations and warranties regarding its legal status and authority, its ownership of the Tag Securities being Transferred (free and clear of liens and encumbrances), the due execution of the Tag-Along Transaction Documents and their enforceability, no conflicts with material agreements, law or judgment, order or decree of any governmental authority and customary (several but not joint) indemnities regarding the same, (B) participate pro rata based on the consideration to be received by such Tag-Along Rightholder in any customary indemnities with respect to matters other than the representations and warranties described in clause (A) above, it being understood that such participation shall be limited to funding, out of consideration to be received by such Tag-Along Rightholder, on a pro rata basis based on the consideration to be received by such Tag-Along Rightholder, any escrow arrangements related thereto and being responsible for such Tag-Along Rightholder’s pro rata share of any withdrawals therefrom and (C) a customary confidentiality covenant; provided, that in no event shall any Tag-Along Rightholder be obligated to (x) agree to any restrictive covenant, including any non-competition covenant, employee non-solicit covenant or other similar agreement restricting the business operations or investments of the Tag-Along Rightholder or any of its Affiliates as a condition of participating in such Transfer other than the customary confidentiality covenant described above (in each case except as otherwise provided in any Management Securityholder’s employment or similar agreement in effect immediately prior to the consummation of the proposed Tag-Along Transaction), or (y) to agree to any indemnification obligations or contribute any amount in excess of the net cash amount received by such Tag-Along Rightholder in any such Tag-Along Transaction. In the event that the proposed Transferee in a Tag-Along Transaction does not purchase the number of Tag-Eligible Securities required to be included pursuant to this Section 4.6 on the terms and conditions of this Section 4.6, then no Initiating Tag Securityholder or Tag-Along Rightholder shall be permitted to sell any Tag-Along Securities to the proposed Transferee in such Tag-Along Transaction.

(d) At the closing of any Tag-Along Transaction in which any Tag-Along Rightholder has exercised its rights under this Section 4.6, such Tag-Along Rightholder shall deliver, against payment of the consideration therefor in accordance with the terms of the Tag-Along Transaction Documents, certificates or other documentation (or other evidence thereof reasonably acceptable to the Transferee of such Company Securities) representing its Tag-Eligible Securities to be sold, duly endorsed for Transfer or accompanied by duly endorsed stock powers, and such other documents as are deemed reasonably necessary by the Initiating Tag Securityholders, the Transferee and/or the Company for the proper Transfer of such Tag-Eligible Securities on the books of the Company, free and clear of any liens (other than liens imposed by this Agreement, the other Organizational Documents or Applicable Law or that are otherwise permitted pursuant to the Tag-Along Transaction Documents).

(e) Each Initiating Tag Securityholder and each Tag-Along Rightholder electing to participate in a Tag-Along Transaction will bear its pro rata share (based upon the relative number of Tag Securities, on an as-converted or exercised basis, to be sold by each such Person in such Tag-Along Transaction) of the costs and expenses of any such Tag-Along Transaction to the extent such costs and expenses are incurred for the benefit of all such Securityholders and are not otherwise paid by the Company or the Transferee. Costs and expenses incurred by any such Securityholder on its own behalf will not be considered costs of the Tag-Along Transaction and will be borne solely by such Securityholder.

(f) The Company shall, and shall use its commercially reasonable efforts to cause its Officers, managers, employees, agents, contractors and others under its control to, cooperate and assist in any proposed Tag-Along Transaction.

(g) If any Tag-Along Rightholder electing to participate in a Tag-Along Transaction breaches any of its obligations under this Section 4.6 or under any of the Tag-Along Transaction Documents, then such Tag-Along Rightholder will be provided a notice of such breach promptly (and in any event within three (3) Business Days) following the identification thereof and a reasonable opportunity to cure any such breach (if curable) and, if such breach remains uncured as of the date that is ten (10) Business Days following delivery of such notice, then such Tag-Along Rightholder will not be permitted to participate in such Tag-Along Transaction and the Initiating Tag Securityholders may proceed to close such Tag-Along Transaction excluding the sale of such Tag-Along Rightholder’s Tag-Along Securities therefrom.

(h) The consideration to be received by a Tag-Along Rightholder shall be the same form and amount of consideration per Tag Security to be received by the Initiating Tag Securityholder, and the terms and conditions of such sale shall be the same as those upon which the Initiating Tag Securityholder sells its Tag-Along Securities; provided, that if the Initiating Tag Securityholder shall have a bona fide election as to the form of consideration to be received in a Tag-Along Transaction, the Tag-Along Rightholders shall have the opportunity to make the same election with respect thereto. If any Securityholders of Tag Securities are given an option as to the form and amount of consideration to be received in the Tag-Along Transaction, all the Tag-Along Rightholders must be given the same option.

(i) Any Tag-Along Transaction pursuant to this Section 4.6 shall occur within ninety (90) days after delivery of the Tag-Along Notice to the Tag-Along Rightholders; provided that, if such Tag-Along Transaction is subject to regulatory approval and such regulatory approval is required by the binding, definitive agreement entered into to give effect to such transactions, such ninety (90)-day period shall be extended until the expiration of 10 Business Days after all such approvals have been received or the relevant transaction document is terminated. If, at the end of such period, the Initiating Tag Securityholder has not completed the sale or other disposition of all of the Company Securities being held by the Company in accordance with the terms and conditions of the proposed Tag-Along Transaction, the Company shall return to each of the Tag-Along Rightholders any unsold certificates or evidences of ownership delivered in accordance with Section 4.6(d) above, together with any other documents in the possession of the Company executed by the Tag-Along Rightholders in connection with the proposed Tag-Along Transaction, and all the restrictions on Transfer contained in this Agreement with respect to the unsold Company Securities that are returned to the Tag-Along Rightholders shall again be in effect.

(j) The provisions of this Section 4.6 shall not apply in the event that an Initiating Drag Securityholder Transfers Company Securities in a Drag Transaction in which such Initiating Drag Securityholder exercises its rights under Section 4.7.

Section 4.7 Drag-Along Right.

(a) Subject to Section 4.7(h), and the prior approval of the Board, any one or more Securityholders (the “Initiating Drag Securityholder”) collectively holding greater than 60% of the Fully Diluted Securities shall have the right to effect, and to cause the Company and each other Securityholder to consent to and participate in, a sale of all of the Company Securities or all or substantially all of the assets of the Company, as the case may be, to any Person, other than a Person that is a Permitted Transferee of any of the Initiating Drag Securityholders, in a single transaction or series of related transactions, whether pursuant to a sale of the Company Securities or an alternate form of transaction at the election of the Initiating Drag Securityholder (whether by a merger transaction, business combination, consolidation or sale of all of the Company Securities or all or substantially all of the assets of the Company) (a “Drag Transaction”), and if requested by the Initiating Drag Securityholder, each other Securityholder (each, a “Selling Securityholder”) shall be required to sell all of its Company Securities (or, if applicable, to take all Necessary Action to support and consummate such alternate form of transaction) in accordance with this Section 4.7.

(b) In connection with a Drag Transaction, all Securityholders shall receive the same type and amount of consideration per share of each class of Company Securities as is received by other Securityholders of such class of Company Securities (and, subject to appropriate adjustments to reflect the exercise price of Warrants in accordance with the Warrant Agreements, shall receive the same type and amount of consideration per share as is received by other Securityholders for Common Stock), whether cash, securities or otherwise (and, subject to clause (y) below, if any Securityholder is given an option as to the form of consideration to be received in respect of its Company Securities, all other Securityholders shall be given the same option on the same terms), in each case in accordance with the Organizational Documents and the Warrant Agreements, and the terms and conditions of such Drag Transaction shall be the same as those applicable to the Initiating Drag Securityholder; provided, (w) that in no event shall a Selling Securityholder be obligated to accept any form of consideration in connection with any Drag Transaction other than cash or publicly traded Equity Interests that are not subject to restrictions on Transfer as a result of contractual provisions or Applicable Laws, (x) to the extent any Management Securityholder obtains the right to make a debt or equity investment in a purchaser or one of its Affiliates in connection with a Drag Transaction (whether directly or through a contribution of Equity Securities of the Company) (a “Rollover Investment”), such Rollover Investment shall not in itself constitute such Management Securityholder receiving different consideration from the other Securityholders, (y) in the event that any Selling Securityholder is not an Accredited Investor, such Selling Securityholder may, in the discretion of the Board, receive, and hereby agrees to accept, in lieu of any consideration in the form of unregistered securities, cash consideration with an equivalent value to such securities as determined by the Board, and (z) the aggregate consideration receivable by all Securityholders shall be allocated among the Securityholders in the manner specified by the Organizational Documents and Warrant Agreements. In connection with the Drag Transaction, each Selling Securityholder shall agree (A) to provide customary representations and warranties regarding its legal status and authority, its ownership of the Company Securities being Transferred (free and clear of liens and encumbrances,), the due execution of the transaction documents and their enforceability, no conflicts with material agreements, law or judgment, order or decree of any governmental authority and customary (several but not joint) indemnities regarding the same, and (B) to participate pro rata based on the consideration to be received by such Selling Securityholder in any customary indemnities with respect to matters other than the representations and warranties described in clause (A) above, it being understood that such participation shall be limited to funding out of the consideration to be received by such Selling Securityholder, on a pro rata basis based on the consideration to be received by such Selling Securityholder, any escrow arrangements related thereto and being responsible for such Securityholder’s pro rata share, on an as-converted basis, of any withdrawals therefrom. Notwithstanding anything to the contrary contained herein, in no event shall (I) any Selling Securityholder (other than a Management Securityholder) be required to agree to any restrictive covenant, including any non-competition covenant, employee non-solicit covenant or other similar agreement restricting the Securityholder from engaging or investing in any business as a condition of participating in such Transfer, other than confidentiality, (II) any Management Securityholder be required to agree to any restrictive covenant other than reconfirming the terms of any agreement then in effect between such Management Securityholder and the Company, or (III) any Securityholder be required to agree to any indemnification obligations or contribute any amount in excess of the net cash amount received by such Selling Securityholder in any such Drag Transaction.

(c) In connection with any Drag Transaction, each Selling Securityholder shall be required to vote, if such a vote is required by this Agreement, Applicable Law or otherwise, its Voting Stock of the Company in favor of such Drag Transaction at any Securityholders Meeting called to vote on or approve such Drag Transaction or to consent in writing to such Drag Transaction, and the Securityholders and the Company shall take all other Necessary Action to cause, and shall not interfere with, the consummation of such Drag Transaction on the terms and conditions proposed by the Initiating Drag Securityholder, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, and filing applications, reports, returns and other documents or instruments with governmental authorities; provided that in each case, a Selling Securityholder shall be provided with reasonable prior notice of, and the opportunity to review (including with its external advisors), any such actions so required by Selling Securityholders to cause the consummation of a Drag Transaction. Without limiting the foregoing, (A) each Securityholder shall vote or cause to be voted all Voting Stock of the Company that such Securityholder holds or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such Drag Transaction in favor of such Drag Transaction and shall waive any dissenter’s rights, appraisal rights or similar rights which such Securityholder may have in connection therewith and (B) if the proposed Drag Transaction is structured as or involves a sale or redemption of Company Securities, then each Securityholder shall agree to sell such Securityholder’s Company Securities being sold in such Drag Transaction on the terms and conditions approved by the Board or proposed by the Initiating Drag Securityholder, as applicable, and such Securityholders shall execute all documents reasonably necessary or required to effectuate such Drag Transaction.

(d) Each Selling Securityholder shall cooperate in the Drag Transaction and will take all Necessary Actions in connection with the consummation of the Drag Transaction as are reasonably requested, including, in the event of a Drag Transaction involving the Transfer of Company Securities, delivering the duly endorsed certificate or certificates if any, representing the Company Securities beneficially owned by such Selling Securityholder to be sold or, in the event the Company Securities are held in book entry, such evidence of ownership and Transfer as the transfer agent for the Company Securities may reasonably require in order to effect the Transfer thereof, and a stock power and limited power-of-attorney authorizing the Company to take all Necessary Actions to sell or otherwise dispose of such securities on the terms contemplated by this Section 4.7 in the Drag Transaction. Such power-of-attorney shall be irrevocable and coupled with an interest. In the event that a Selling Securityholder should fail to deliver such certificates and/or documentation, the Company shall cause the books and records of the Company to show that such Company Securities is bound by the provisions of this Section 4.7 and that such Company Securities may be Transferred to the purchaser in such Drag Transaction.

(e) The fees and expenses, other than those payable to any Selling Securityholder or any of their respective Affiliates, incurred in connection with a Drag Transaction under this Section 4.7 and for the benefit of all Selling Securityholders (it being understood that costs incurred by or on behalf of a Selling Securityholder for his, her or its sole benefit, will not be considered to be for the benefit of all Selling Securityholders), to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Selling Securityholders on a pro rata basis, in proportion to the consideration received by each Selling Securityholder; provided, that no Selling Securityholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag Transaction consummated pursuant to this Section 4.7 (excluding de minimis expenditures).

(f) The Initiating Drag Securityholder shall provide written notice (the “Drag-Along Notice”) to each Selling Securityholder of any proposed Drag Transaction as soon as practicable; provided, that such Drag-Along Notice shall be provided to each Selling Securityholder no later than twenty (20) Business Days prior to the consummation of the Drag Transaction. The Drag-Along Notice will include the material terms and conditions of the Drag Transaction, including (x) the name and address of the proposed Transferee, (y) the proposed amount and form of consideration and (z) the proposed Transfer date, if known. The Initiating Drag Securityholder will deliver or cause to be delivered to each Selling Securityholder copies of all transaction documents (including any schedules, exhibits and annexes thereto) relating to the Drag Transaction promptly as the same become available. Any Drag Transaction pursuant to this Section 4.7 shall occur within one hundred eighty (180) days after delivery of the Drag-Along Notice to the Selling Securityholder unless agreed in writing to be extended by the Board and the Selling Securityholders; provided that, if such Drag Transaction is subject to regulatory approval and such regulatory approval is required by the binding, definitive agreement entered into to give effect to such transactions, such one hundred eighty (180)-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received or the relevant transaction document is terminated. If, at the end of such period, the Company has not completed the sale or other disposition of the Company Securities in accordance with the terms and conditions of the proposed Drag Transaction, the Company shall return to each of the Selling Securityholders any certificates or evidences of ownership delivered in accordance with Section 4.7(d) and any limited powers-of-attorney received by the Company, together with any other documents in the possession of the Company executed by the Selling Securityholder in connection with the proposed Drag Transaction, and all the restrictions on Transfer contained in this Agreement with respect to the Company Securities shall again be in effect.

(g) If the Board, in connection with a Drag Transaction, appoints a Securityholders’ representative (the “Securityholders’ Representative”) with respect to matters affecting the Selling Securityholders under the related transaction documentation, such Securityholders’ Representative shall be a third-party firm that provides such transaction services and each Selling Securityholder agrees (A) to consent to (1) the appointment of such Securityholders’ Representative, (2) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations and (3) the payment of such Selling Securityholders’ pro rata portion (from the applicable escrow) of any and all reasonable fees and expenses to such Securityholders’ Representative in connection with such Drag Transaction and its related service as the Securityholders’ Representative and (B) not to assert any claim or commence any suit against the Securityholders’ Representative in connection with its services as the Securityholders’ Representative, absent fraud, gross negligence or willful misconduct.

(h) The Initiating Drag Securityholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer subject to this Section 4.7 and the terms and conditions hereof. No Securityholder or Affiliate of a Securityholder shall have any liability to any other Securityholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer subject to this Section 4.7, except to the extent such Securityholder shall have failed to comply with the provisions of this Section 4.7.

ARTICLE V

PREEMPTIVE RIGHTS

Section 5.1 Preemptive Rights.

(a) Generally. The Board, subject to the Company’s Organizational Documents, with respect to the preemptive rights provided for in this Article V, and the consent rights provided for in Section 2.2(a), shall have the authority to issue Company Securities and/or Subsidiary Securities and issue or incur any indebtedness for borrowed money in such amounts and for such consideration per Company Security or Subsidiary Security, as applicable, as the Board shall determine.

(b) Procedure. In the event that the Company or any of its Subsidiaries proposes to (i) sell or otherwise issue Company Securities and/or Subsidiary Securities or (ii) issue or incur any indebtedness for borrowed money (other than Company Securities and/or Subsidiary Securities) (any of the foregoing, “Dilutive Instruments”) other than in a Permitted Offering (each a “Proposed Offering”), each Preemptive Rights Securityholder shall have the right to acquire or lend, as applicable, that number or amount of such Dilutive Instruments as is determined in accordance with Section 5.1(c) below, at the same price and upon the same terms and conditions as such Dilutive Instruments are being offered by the Company or its Subsidiary, as applicable, in the Proposed Offering.

(c) Notice and Offer. As promptly as practicable prior to the consummation of any Proposed Offering to which this Section 5.1 applies, the Company shall give written notice thereof to each Preemptive Rights Securityholder (the “Company Sale Notice”), setting forth the number and class of the Dilutive Instruments and the consideration per Dilutive Instrument to be issued or incurred in such Proposed Offering as well as the other terms and conditions on which the Dilutive Instruments are being offered in such Proposed Offering, as applicable, and offering to sell, issue or incur, as applicable, to or from, as applicable, each Preemptive Rights Securityholder its pro rata share (subject to Section 5.1(h), based on the relative ownership of the then-outstanding Fully Diluted Securities held by all applicable Preemptive Rights Securityholders as of the date of the Company Sale Notice) of such Dilutive Instruments on the same terms and conditions as are set forth in the applicable Company Sale Notice (the “Preemptive Rights Offer”).

(d) Exercise of Rights. Each Preemptive Rights Securityholder shall be entitled to accept any Preemptive Rights Offer by providing written notice to the Company not later than ten (10) Business Days after the date of the applicable Company Sale Notice. A delivery of such notice (which notice shall specify the number of Company Securities and/or Subsidiary Securities, as applicable, requested to be purchased by the Preemptive Rights Securityholder submitting such notice, up to the maximum amount determined pursuant to Section 5.1(c)) by such Preemptive Rights Securityholder shall constitute a binding agreement of such Preemptive Rights Securityholder to purchase, for the per share consideration and on the terms and conditions specified in the Company Sale Notice, the number of Dilutive Instruments specified in such

Preemptive Rights Securityholder’s notice. If, at the end of such ten (10) Business Day period, any Preemptive Rights Securityholder has not exercised its right to purchase any of its pro rata share of the Preemptive Rights Offer by delivering such notice, such Preemptive Rights Securityholder shall be deemed to have waived all of its rights under this Article V with respect to, and only with respect to, the purchase of such Dilutive Instruments specified in the applicable Company Sale Notice.

(e) Failure to Exercise. If following the expiration of the period specified in Section 5.1(c) (i) any Preemptive Rights Securityholder has declined or failed to exercise its preemptive rights under this Section 5.1, or (ii) any Preemptive Rights Securityholder exercises its rights under this Section 5.1 with respect to less than all of such Preemptive Rights Securityholder’s pro rata portion (the difference between (x) the total number or amount, as applicable, of Dilutive Instruments to be issued or incurred in the Proposed Offering and (y) the number or amount, as applicable, of Dilutive Instruments attributable to the Preemptive Rights Securityholders described in clauses (i) and (ii), the “Preemptive Rights Excess Instruments”), then the Company or its Subsidiary, as applicable, shall give prompt written notice thereafter to each Preemptive Rights Securityholder that has elected to fully exercise its rights under this Section 5.1 (each such Preemptive Rights Securityholder, a “Full Preemptive Rights Securityholder”), of its right to purchase such Full Preemptive Rights Securityholder’s pro rata portion of any Preemptive Rights Excess Instruments (based on the relative ownership of the then-outstanding Fully Diluted Securities held by all Full Preemptive Rights Securityholders as of the date of the Company Sale Notice) (with an option for each Full Preemptive Rights Securityholder to indicate that it would purchase up to all such Preemptive Rights Excess Instruments, to the extent that other Full Preemptive Rights Securityholders do not exercise their over-subscription rights pursuant to this Section 5.1(d)) and for the same per share consideration and on the same terms as those specified in the Company Sale Notice, and such Full Preemptive Rights Securityholder shall have two (2) Business Days following the expiration of the period specified in Section 5.1(c) to exercise its rights pursuant to this Section 5.1(e) with respect to the Preemptive Rights Excess Instruments by delivering written notice thereof to the Company.

(f) Timing. Subject to compliance with this Article V, the Company or its Subsidiary, as applicable, shall have sixty (60) days after the date of the Company Sale Notice to consummate the Proposed Offering with respect to any Dilutive Instruments that the Preemptive Right Securityholders have elected not to purchase at the same (or higher) per share consideration and upon such other terms and conditions that, taken as a whole, are not materially less favorable to the Company or its Subsidiary, as applicable, than those specified in the Company Sale Notice; provided, that, if such Proposed Offering is subject to regulatory approval, such 60-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received. If the Company or its Subsidiary, as applicable, proposes to consummate a Proposed Offering (x) during such 60-day period at a lower per share consideration or on such other terms that are, taken as a whole, materially less favorable to the Company or its Subsidiary, as applicable, or (y) at any point after such 60-day period, in each case it shall again comply with the procedures set forth in this Article V prior to such Proposed Offering. Subject to Section 5.1(h), the purchase of Dilutive Instruments by the Preemptive Rights Securityholders agreeing to purchase any such Dilutive Instruments pursuant to this Section 5.1 shall be consummated simultaneously with the closing of the applicable Proposed Offering.

(g) Notwithstanding the foregoing, the Company or its Subsidiary, as applicable, shall have the right to offer to, issue to, or incur from, the Appointing Persons (pro rata based on the relative ownership of the then outstanding Fully Diluted Securities held by the Appointing Persons as of the date of the Company Sale Notice) any Dilutive Instruments without first providing a Preemptive Rights Offer as described in Section 5.1(c) to the Preemptive Right Securityholders as long as the Company promptly thereafter (and in any event within sixty (60) days) makes a Preemptive Rights Offer to the other Preemptive Rights Securityholders on the same terms (including at the same price) as such Securityholders would have been entitled to exercise such preemptive rights if the Company had offered such Dilutive Instruments at the time of the original Proposed Offering.

(h) Disclaimer of Liability. The Company shall be under no obligation to consummate any proposed issuance or incurrence of Dilutive Instruments, nor shall there be any liability on the part of the Company or the Board to any Preemptive Rights Securityholder if the Company has not consummated any proposed issuance or incurrence of Dilutive Instruments for whatever reason, except for issuances or incurrences made in breach of this Agreement, regardless of whether the Board shall have delivered a Company Sale Notice in respect of such proposed issuance.

(i) Jones Act Compliance. Notwithstanding anything to the contrary set forth herein, if and to the extent required to satisfy the Jones Act Restriction, and solely to such extent, Preemptive Rights Securityholders exercising preemptive rights pursuant to this Section 5.1 that are Non-U.S. Citizens shall receive, on a proportionate basis with each other Non-U.S. Citizen (i.e., each Non-U.S. Citizen shall receive the same proportion of Company Securities as each other Non-U.S. Citizen) otherwise entitled to receive any class of Company Securities pursuant to this Agreement, Jones Act Warrants in lieu of all or a portion of such Dilutive Instruments in an amount such that, in the aggregate with all other Non-U.S. Citizens (including after giving effect to this Section 5.1(i)), the Jones Act Restriction is satisfied. For the avoidance of doubt, any Preemptive Rights Securityholder to which Jones Act Warrants are issued in lieu of Company Securities shall remain obligated to pay the same purchase price therefor and to make such payment at the same time and otherwise on the same terms and conditions as if such holder were purchasing Company Securities pursuant hereto.

(j) CEO Director Issuances. For so long as Todd Hornbeck remains the Chief Executive Officer and a Director, for purposes of the preemptive rights set forth in this Article V, (x) the Common Stock underlying any options, restricted stock or other incentive equity beneficially owned by Todd Hornbeck (whether or not vested) shall be taken into account in determining the Fully Diluted Securities and each Preemptive Rights Securityholder’s pro rata share of the Preemptive Rights Offer and (y) if the total Fully Diluted Securities beneficially owned by Todd Hornbeck and his Affiliates as calculated in accordance with clause (x) does not equal or exceed 2% of the Fully Diluted Securities (including for purposes of clause (x)), then Todd Hornbeck and his Affiliates, taken as a group, will be deemed to hold 2% of the Fully Diluted Securities.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1 Demand Registration.

(a) Subject to Section 6.1(b) and the other terms of this Article VI, each 10% Securityholder shall have the right to, in each case, pursuant to Section 6.1(c) or Section 6.1(d), request the Company to effect the registration under and in accordance with the provisions of the Securities Act of the offering of all or any portion of the Registrable Securities at an aggregate proposed price to the public of not less than $10,000,000 beneficially owned by such 10% Securityholder by submitting a written request for such registration and specifying the amount of Registrable Securities proposed to be registered and the intended method (or methods) and plan of disposition thereof, including whether such requested registration is to involve an underwritten offering (a “Registration Demand”). The Company shall give prompt written notice thereof (a “Demand Registration Notice”) (and in any event within five (5) Business Days from the date of receipt of such Registration Demand) to each of the 2% Securityholders, each of whom shall be entitled to elect to include, subject to the terms and conditions set forth in this Article VI, Registrable Securities beneficially owned by it in the Registration Statement to which a Demand Registration Notice relates, by submitting a written request to the Company (a “Registration Request”) within fifteen (15) Business Days after the date of such Demand Registration Notice, specifying the number of Registrable Securities that such 2% Securityholder intends to dispose of pursuant to such Registration Statement. Except as otherwise provided in this Agreement, the Company shall prepare and use its reasonable best efforts to file with the SEC, within ninety (90) days after the date of the applicable Registration Demand, a Registration Statement with respect to the following (in either case subject to Section 6.1(j) if the Registrable Securities will be sold in an underwritten offering): (i) all Registrable Securities of the Requesting Securityholder included in such Registration Demand and (ii) all Registrable Securities that other Requesting Securityholders elect to include in such Registration Statement, pursuant to one or more timely submitted Registration Requests. Thereafter, the Company shall use its reasonable best efforts, in accordance with Section 6.6, to effect the registration of the offering of such Registrable Securities under the Securities Act and applicable state securities laws, for disposition in accordance with the intended method or methods of disposition stated in the underlying Registration Demand. The Company may include in such Registration Statement such number of shares of Common Stock or other Company Securities of the Company as the Company proposes to offer and sell for its own account or the account of any other Person.

(b) Limitation on Demand Registration. Notwithstanding anything to the contrary in this Section 6.1, no 10% Securityholder may make a Registration Demand until six months following the Company’s IPO.

(c) Form S-1 Registration. Subject to the terms and conditions of this Article VI, any 10% Securityholder shall have the right to submit a Registration Demand to effect the registration on Form S-1 (or if available Form S-3) or any successor form of all or any portion of the Registrable Securities beneficially owned by such Securityholder and its Affiliates; provided that each 10% Securityholder (taken as a group with its Affiliates) shall be limited to three such Registration Demands pursuant to this Section 6.1(c). Any registration pursuant to such a Registration Demand may, if so requested in the underlying Registration Demand, be a “shelf” registration for an offering of Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule that is subsequently adopted by the SEC).

(d) Registration; Shelf Registration. Subject to the terms and conditions of this Article VI, at any time that the Company is eligible to use Form S-3 for the registration of Registrable Securities for resale, any 2% Securityholder shall have the right, subject to the terms and conditions of this Article VI, to submit a Registration Demand to effect the registration on Form S-3 (or any successor form) of the Registrable Securities beneficially owned by such 2% Securityholder. Any registration pursuant to such a Registration Demand may, if so requested in the underlying Registration Demand, be a “shelf” registration for an offering of Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule that is subsequently adopted by the SEC). Subject to paragraph (f), the number of Registration Demands that may be made pursuant to this paragraph is unlimited. Notwithstanding the foregoing, the Company shall not be obligated to effect any Registration Demand on Form S-3 if the Registrable Securities sought to be included in such Registration Demand have a fair market value of less than $3,000,000. Notwithstanding the foregoing, no 2% Securityholder may make a Registration Demand on Form S-3 pursuant to this Section 6.1(d) until six months following the Company’s IPO.

(e) Delay for Disadvantageous Condition. If, in connection with any registration requested or ongoing pursuant to a Registration Demand, the Company provides a certificate to the Requesting Securityholders, signed by the President or Chief Executive Officer of the Company and stating that, in the good-faith judgment of the Board, it would be materially detrimental to the Company or its Securityholders for such Registration Statement either to become effective or to remain effective for as long as such Registration Statement otherwise would be required to remain effective, or if the Company is prohibited by the terms of any applicable underwriting or securities purchase agreement, then the Company shall have the right to defer taking action with respect to such Registration Statement and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the aggregate number of days in all such delay periods in any period of twelve (12) consecutive months shall not exceed sixty (60) days.

(f) Limitation on Successive Registrations and Underwritten Offerings. The Company shall not be required to effect a registration of Registrable Securities pursuant to Section 6.1(c) or Section 6.1(d) for a period of ninety (90) days immediately following the effective date of any Registration Statement filed pursuant to this Section 6.1 or a Registration Statement otherwise filed by the Company as permitted by this Agreement to register Company Securities to be sold by the Company and in no event shall the Company be required to file more than three Registration Statements pursuant to Section 6.1(d) during any period of twelve (12) consecutive months.

(g) Demand Withdrawal. With respect to any registration requested pursuant to this Section 6.1, any Requesting Securityholder may withdraw its Registrable Securities from such registration, in either case by providing written notice to the Company at any time (x) in the case of an underwritten offering, prior to the filing of the preliminary prospectus pursuant to such registration, and (y) in the case of non-underwritten offering, prior to the effective date of the

Registration Statement relating to such Registration Demand. If all of the Registrable Securities to be included in the registration pursuant to any Registration Demand are so withdrawn, then such Registration Demand shall be deemed withdrawn. In the event of any such actual or deemed withdrawal of a Registration Demand, the Company shall cease all efforts to effect the registration of the Registrable Securities requested to be included in such registration, without liability to any Requesting Securityholder. Such registration will be deemed to have been effected (including for purposes of Section 6.1(c) and Section 6.1(d), with respect to a Registration Demand made thereunder) unless each Requesting Securityholder who has withdrawn its Registration Demand or has withdrawn all of its Registrable Securities from such registration has paid (or reimbursed the Company for), pursuant to and if required by Section 6.4, its pro rata share (based on a fraction, the numerator of which is the number of Registrable Securities that such Requesting Securityholder asked to be included in such withdrawn registration and the denominator of which is the aggregate number of Registrable Securities that all Requesting Securityholders, collectively, requested to be included in such withdrawn registration) of the Registration Expenses incurred by the Company in connection with such withdrawn registration.

(h) Effective Registration. Notwithstanding anything to the contrary in this Agreement, except to the extent expressly set forth in Section 6.1(g), a Registration Statement filed pursuant to this Section 6.1 shall not be deemed to have been requested or effected (including for purposes of Section 6.1(c) and Section 6.1(d), with respect to a Registration Demand made thereunder) unless it has been declared effective by the SEC and shall have remained effective for one hundred eighty (180) days (excluding any periods of time during which such Registration Statement is tolled or suspended pursuant to Section 6.1(e) or Section 6.5(c)) or such shorter period as may be required to sell all Registrable Securities included in such Registration Statement; provided that in the case of any registration of Registrable Securities that are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold. In no event shall a registration be deemed to have been effected if (i) after the Registration Statement has been declared effective by the SEC, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, for any reason other than a misrepresentation or an omission by any Requesting Securityholder and, as a result thereof, the Registrable Securities requested to be registered therein cannot be completely distributed in accordance with the plan of distribution set forth in such Registration Statement or (ii) the conditions to closing the sale of Registrable Securities specified in any purchase agreement or Underwriting Agreement, which agreement was entered into in connection with such registration for the purpose of distributing Registrable Securities in accordance with the plan of distribution set forth in the applicable Registration Statement, are not satisfied or waived other than solely by reason of some act or omission by any Requesting Securityholder.

(i) Selection of Underwriters. Subject to Section 6.1(f), any registration of Registrable Securities pursuant to this Section 6.1 may, if so requested in the underlying Registration Demand, be effected as an underwritten offering, and in such event the Company shall have the right to select the managing underwriter or underwriters for the offering; provided that such underwriter or underwriters shall be reasonably acceptable to the Requesting Securityholder(s).

(j) Priority. Notwithstanding any other provision of this Section 6.1, if the underwriters advise the Requesting Securityholder(s) in writing that marketing factors require a limitation on the number of shares to be underwritten in a registration pursuant to this Section 6.1 (other than Section 6.1(k)), the number of Registrable Securities that may be so included shall be allocated as follows: (i) (A) in the case of a registration pursuant to Section 6.1(c), (I) first, among all 10% Securityholders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities beneficially owned by such 10% Securityholders and (II) second, among all 2% Securityholders (other than 10% Securityholders participating in clause (I)) requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities beneficially owned by such 2% Securityholders, and (B) in the case of a registration pursuant to Section 6.1(d), first, among all 2% Securityholders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities beneficially owned by such 2% Securityholders; and (ii) thereafter, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other Securityholders.

(k) Company Registration. Notwithstanding the provisions of this Section 6.1 to the contrary, the Company shall not be obligated to effect a registration requested pursuant to this Section 6.1 if within thirty (30) days after the date of the applicable Registration Demand under this Section 6.1, the Company notifies all 2% Securityholders of its intention to file a registration statement for a firm commitment underwritten public offering of Common Stock and within ninety (90) days after the date of the applicable Registration Demand, files a Registration Statement for such offering and provided that 2% Securityholders shall have rights to include Registrable Securities in such Registration Statement in accordance with Section 6.2. In such case, the Securityholders shall have all the rights provided herein as if no such Registration Demand had been submitted. If at any time the Company fails diligently to pursue its Registration Statement or the offering, the provisions of the preceding sentence shall not apply, and the Company shall be obligated to satisfy its obligations otherwise due under Section 6.1. With respect to such registration, the Company shall have sole authority to select or terminate the employment of underwriters, and to make all decisions in connection with the filing, effectiveness and consummation of the proposed offering, subject to the express provisions hereof.

Section 6.2 Piggyback Registration.

(a) Notice of Registrations. In the event that the Company proposes to file a Registration Statement with respect to Company Securities (other than a Registration Statement (i) filed in connection with the Company’s IPO, (ii) filed pursuant to Section 6.1, or (iii) filed solely in connection with a dividend reinvestment plan or an employee benefit plan covering only officers, directors, consultants or advisors of the Company or its Affiliates), whether or not for sale for its own account, the Company shall provide each 2% Securityholder with written notice of its intention to do so (a “Piggyback Registration Notice”) at least thirty (30) days prior to filing such Registration Statement. Any 2% Securityholder may elect to include Registrable Securities beneficially owned by it in the Registration Statement to which a Piggyback Registration Notice relates, by submitting a written request (a “Piggyback Registration Request”) to the Company within fifteen (15) Business Days after the date of such Piggyback Registration Notice, specifying the number of Registrable Securities that such 2% Securityholder intends to dispose of pursuant to such Registration Statement, and the intended method of disposition thereof. The Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that 2% Securityholder have requested, pursuant to timely submitted Registration Requests, to be included in the Registration Statement to which the underlying Piggyback Registration Notice relates. Notwithstanding the foregoing, no 2% Securityholder may make a Piggyback Registration Request pursuant to this Section 6.2(a) until six months following the Company’s IPO.

(b) Withdrawal of Registration. If, at any time after the Company provides a Piggyback Registration Notice and prior to the effective date of any Registration Statement filed in connection therewith, the Company shall determine for any reason not to register the Company Securities to which such Piggyback Registration Notice relates, the Company may, in its sole discretion, give the Requesting Securityholders written notice of such determination and thereupon shall be relieved of its obligation to register any Registrable Securities that the Requesting Securityholders requested to be registered pursuant to a Piggyback Registration Request delivered in response to such Piggyback Registration Notice. Each Securityholder shall be permitted to withdraw all or any portion of the Registrable Securities of such Securityholder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(c) Priority. Notwithstanding any other provision of this Section 6.2, if the underwriters advise the Requesting Securityholder(s) in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated as follows: (i) first, to the Company with respect to the Company Securities that the Company proposes to offer and sell for its own account in such registration; (ii) second, among all 2% Securityholders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities beneficially owned by such 2% Securityholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for the account of other Securityholders.

(d) Not a Demand Registration. No registration of Registrable Securities effected under this Section 6.2 shall relieve the Company of its obligation to effect any registration of Registrable Securities pursuant to Section 6.1.

Section 6.3 Certain Information. In connection with any request for registration pursuant to Section 6.1 or Section 6.2, each Selling Securityholder shall furnish to the Company such information regarding itself, the Registrable Securities beneficially owned by it, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request, to the extent required to complete the filing of such Registration Statement in accordance with applicable law (including the Securities Act and any state securities or “blue sky” laws).

Section 6.4 Expenses. Except as expressly provided otherwise in this Agreement, if the Company is required to effect the registration of any Registrable Securities pursuant to Section 6.1 or Section 6.2, the Company shall pay all Registration Expenses with respect to such registration; provided that each Selling Securityholder shall bear its pro rata share, on the basis of the number of Registrable Securities or shares of Common Stock, as applicable, sold in such registration, of all underwriting discounts, selling commissions and stock transfer taxes, and each such Selling

Securityholder shall be responsible for any fees and expenses of any persons retained by such Selling Securityholder. Notwithstanding the foregoing, in the event that any registration of Registrable Securities or shares of Common Stock, as applicable, requested pursuant to Section 6.1 is withdrawn or deemed withdrawn pursuant to Section 6.1(g) and the Requesting Securityholder(s) elects not to have such withdrawn registration counted as a registration under Section 6.1, the Requesting Securityholder(s) and each Requesting Securityholder withdrawing all of its Registrable Securities or shares of Common Stock, as applicable, shall pay (or reimburse the Company for) its pro rata share (in proportion to the number of Registrable Securities or shares of Common Stock, as applicable, that it asked to be included in such withdrawn registration) of the Registration Expenses incurred by the Company with respect to such withdrawn registration. The immediately preceding sentence shall not apply if such registration is withdrawn (i) as a result of information concerning the occurrence of a material adverse change in the business or financial condition of the Company that is made known to the Requesting Securityholders after the date on which such registration was requested, (ii) if the revocation of such Selling Securityholder’s request for registration is based on the Company’s failure to comply in any material respect with its obligations hereunder or (iii) if the registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or omission by any Requesting Securityholder.

Section 6.5 Registration and Qualification.

(a) In the event that the Company is required to effect the registration of any Registrable Securities or shares of Common Stock, as applicable, pursuant to this Article VI, the Company shall:

(i) use its reasonable best efforts to, as promptly as practicable, prepare, file and cause to become effective and remain effective a Registration Statement relating to such Registrable Securities or shares of Common Stock, as applicable;

(ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement for such Registrable Securities or shares of Common Stock, as applicable, and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities or shares of Common Stock, as applicable, until such time as all of such Registrable Securities or shares of Common Stock, as applicable, have been disposed of; provided that the Company shall, as far in advance as practicable but at least five (5) Business Days prior to filing a Registration Statement or prospectus (or any amendment or supplement thereto), furnish to each Selling Securityholder, for their review, copies of such Registration Statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Selling Securityholder, documents to be incorporated by reference therein); provided further that each Selling Securityholder may request reasonable changes to such Registration Statement, prospectus, amendment or supplement (as the case may be) and the Company shall be required to comply therewith to the extent necessary to lawfully complete such filing or maintain the effectiveness of such Registration Statement;

(iii) furnish to each Selling Securityholder and each underwriter of such Registrable Securities or shares of Common Stock, as applicable, such number of conformed copies of such Registration Statement and each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents as are incorporated by reference in such Registration Statement or prospectus (including any amendments or supplements thereto), and such other documents as such Selling Securityholder or underwriter may reasonably request;

(iv) promptly notify each Selling Securityholder in writing of the effectiveness of the Registration Statement and of any stop order issued or threatened by the SEC with respect thereto, use its reasonable best efforts to prevent the entry of any such stop order that is threatened and promptly remove any such stop order that has been entered, and promptly notify each Selling Securityholder of such lifting or withdrawal of any such stop order;

(v) use its reasonable best efforts to (x) register or qualify all Registrable Securities or shares of Common Stock, as applicable, covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as may be requested by any Selling Securityholder or underwriter of such Registrable Securities or shares of Common Stock, as applicable, and promptly notify the Selling Securityholders of the receipt of any notification with respect to the suspension of the qualification of Registrable Securities or shares of Common Stock, as applicable, for sale or offer in any such jurisdiction and (y) obtain all appropriate registrations, permits and consents in connection with such registrations and qualifications, and do any and all other acts and things (including using reasonable best efforts to promptly remove any such suspension) necessary or advisable to enable the Selling Securityholders and underwriters to consummate the disposition of such Registrable Securities or shares of Common Stock, as applicable, in such jurisdictions; provided that the Company shall not be required to qualify to do business as a foreign corporation in any such jurisdiction where it is not so qualified, to consent to general service of process in any such jurisdiction or to amend its Organizational Documents;

(vi) in an underwritten offering, use its reasonable best efforts to furnish to each underwriter of such Registrable Securities or shares of Common Stock, as applicable, (x) an opinion of counsel to the Company addressed to each such underwriter and dated the date of the closing under the Underwriting Agreement and (y) “cold comfort” letters dated the effective date of the Registration Statement (and brought down to the date of closing under the Underwriting Agreement) addressed to each underwriter and signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, in each such case covering substantially the same matters as are customarily covered in such opinions and cold comfort letters in connection with underwritten public offerings of securities;

(vii) if requested by the managing underwriter, use its reasonable best efforts to list all such Registrable Securities or shares of Common Stock, as applicable, covered by such registration on each National Securities Exchange on which shares of Common Stock are then listed;

(viii) furnish for delivery in connection with the closing of the registered offering of such Registrable Securities or shares of Common Stock, as applicable, unlegended certificates representing ownership of such Registrable Securities or shares of Common Stock, as applicable, in such denominations as shall be requested by the Selling Securityholders or the underwriters (if any) for such Registrable Securities or shares of Common Stock, as applicable;

(ix) not later than the effective date of the applicable Registration Statement, (x) retain a transfer agent and registrar (if the Company does not already have one), (y) obtain a CUSIP number for all Registrable Securities or shares of Common Stock, as applicable, included in such Registration Statement and (z) provide the applicable transfer agent with printed certificates for the Registrable Securities or shares of Common Stock, as applicable, which are in a form eligible for deposit with The Depository Trust Company or other applicable clearing agency;

(x) in the case of an underwritten offering of such Registrable Securities or shares of Common Stock, as applicable, cause its senior executive officers to participate in such customary “road show” presentations as may be reasonably requested by the managing underwriter, and to otherwise facilitate, cooperate with, and participate in each proposed offering of Registrable Securities or shares of Common Stock, as applicable, pursuant to this Article VI and customary selling efforts related thereto; and

(xi) otherwise use its reasonable best efforts to comply with all applicable securities laws, including the Securities Act, the Exchange Act, and state securities and “blue sky” laws.

(b) In the event that the Company delivers a prospectus covering Registrable Securities or shares of Common Stock, as applicable, to the Selling Securityholders and such prospectus is subsequently amended to comply with the requirements of the Securities Act, the Company shall promptly notify each Selling Securityholder and may, in its discretion, request that the Selling Securityholders cease making offers of Registrable Securities or shares of Common Stock, as applicable, and return to the Company all prospectuses in their possession. In the event that the Company makes such a request each Selling Securityholder shall immediately cease making such offers and shall promptly return all such prospectuses. The Company shall promptly provide the Selling Securityholders with revised prospectuses and each Selling Securityholder shall be free, following its receipt of such revised prospectuses, to resume making offers of the Registrable Securities or shares of Common Stock, as applicable.

(c) In the event that the Company determines, in its reasonable discretion, that it is advisable to suspend use of a prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be materially detrimental to the Company, the Company shall direct the Selling Securityholders to discontinue sales of Registrable Securities or shares of Common Stock, as applicable, pursuant to such prospectus, and each Selling Securityholder shall immediately so discontinue, until such Selling Securityholder has received copies of a supplemented or amended prospectus or until such Selling Securityholder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company shall promptly furnish to each Selling Securityholder copies of any such supplemented or amended prospectuses or additional or supplemental filings, as the case may be. Notwithstanding anything to the contrary in this Agreement, the Company shall not exercise its rights under this Section 6.5(c) to suspend sales of Registrable Securities or shares of Common Stock, as applicable, for a period when taken together with all delay periods under Section 6.1(e) in excess of sixty (60) days during any period of three hundred sixty-five (365) consecutive days.

Section 6.6 Underwriting; Due Diligence. In the event of an underwritten offering of Registrable Securities pursuant to a registration requested under this Article VI, the Company shall, if requested by the underwriters for such offering, enter into an underwriting agreement with such underwriters (an “Underwriting Agreement”). Any such Underwriting Agreement shall contain such representations, warranties and covenants by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, and shall include indemnification and contribution provisions substantially to the effect and extent of those set forth in Section 6.7, and agreements as to the provision of opinions of counsel and accountants’ letters substantially to the effect and extent of those set forth in Section 6.5(a)(vi). The Selling Securityholders on whose behalf such Registrable Securities are to be distributed by the underwriters shall enter into such Underwriting Agreement, which shall also contain such representations, warranties and indemnities by the Selling Securityholders as are customarily provided by selling Securityholders in underwriting agreements with respect to secondary distributions. With respect to any Underwriting Agreement: (i) all of the conditions precedent to the obligations of the underwriters thereunder shall be conditions precedent to the obligations of the Selling Securityholders and (ii) no Selling Securityholder shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters, other than customary representations, warranties or agreements generally made by selling Securityholders in similar offerings.

Section 6.7 Indemnification and Contribution.

(a) The Company’s Indemnification Obligations. To the fullest extent permitted by law, the Company agrees to indemnify and hold harmless each Selling Securityholder, its Affiliates, and their respective directors, officers, members, managers, partners, employees, Securityholders, agents, advisors, investment managers and any Person who “controls” such Selling Securityholder (within the meaning of Section 15 of the Securities Act), from and against any and all losses, claims, damages and liabilities, including any legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim (collectively, “Losses”) insofar as such Losses are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or amendment thereto, any free writing prospectus, any preliminary prospectus or prospectus (as amended or supplemented) relating to the Registrable Securities, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with such registration, except insofar as such Losses (x) relate to a transaction or sale made by a Selling Securityholder in violation of Section 6.5(c) or (y) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon and in conformity with information relating to a Selling Securityholder which is furnished to the Company in writing by such Selling Securityholder expressly for use therein; provided that clause (y) shall not apply to the extent that the Selling Securityholder has furnished in writing to the Company prior to the filing of such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendment or supplement information expressly for use in such document which information corrected or made not misleading the information previously furnished to the Company by such Selling Securityholder, and the Company failed to include such information therein.

(b) The Selling Securityholders’ Indemnification Obligations. To the fullest extent permitted by law, each Selling Securityholder agrees to indemnify and hold harmless the Company, all Affiliates of the Company, each of their respective directors, officers, members, managers, partners, employees, Securityholders, agents and advisors and each Person, if any, who “controls” (within the meaning of Section 15 of the Securities Act) the Company, from and against any and all Losses insofar as such Losses are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or amendment thereto, any free writing prospectus, preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Securityholder furnished in writing by or on behalf of such Selling Securityholder expressly for use in such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendments or supplement; provided that such Selling Securityholder shall not be liable in any such case to the extent that it has furnished in writing to the Company prior to the filing of any such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendment or supplement information expressly for use in such document which information corrected or made not misleading the information previously furnished to the Company by such Selling Securityholder, and the Company failed to include such information therein. Notwithstanding anything to the contrary in this Section 6.7, each Selling Securityholder’s indemnification obligations under this paragraph are several, and not joint and several, and shall not exceed, with respect to any given registration of Registrable Securities pursuant to this Article VI, the amount of net proceeds received by such Selling Securityholder in connection with the offering of its Registrable Securities under such registration.

(c) Each party that is entitled to indemnification under paragraph (a) or (b) of this Section 6.7 shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses; provided that the failure of any indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel shall be at the sole expense of the indemnifying party; provided that in the event that the Company, as indemnifying party, is required to pay expenses of separate legal counsel for any one or more Selling Securityholders as indemnified party, the Company shall only be required to pay expenses for a single counsel, which shall be designated in writing to the Company by the Selling Securityholder with the largest number of Registrable Securities included in such registration. All such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding and imposes no obligations on such indemnified party other than the payment of monetary damages (which damages will be paid by the indemnifying party hereunder).

(d) If the indemnification provided for in this Section 6.7 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any Loss referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything to the contrary in this paragraph, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Loss relates exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 6.7(c). No Person who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) that results in a Loss shall be entitled to contribution with respect to such Loss from any Person who is not guilty of such fraudulent misrepresentation.

(e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 6.7 (with appropriate modifications) shall be given by the Company, the Selling Securityholders and the underwriters with respect to any required registration or other qualification of Registrable Securities under any state law or regulation or governmental authority.

(f) The obligations of the parties under this Section 6.7 shall be in addition to any liability which any party may otherwise have to any other party. If indemnification is available under this Section 6.7, the indemnifying parties shall indemnify each indemnified party to the fullest extent permitted by Applicable Law and as provided in paragraphs (a) and (b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

(g) The rights and obligations of the Company and the Selling Securityholders under this Section 6.7 shall survive the termination of this Agreement.

Section 6.8 Rule 144 Information. The Company hereby covenants and agrees that as soon as practicable after the IPO, it shall (a) file such periodic reports as it is required to file under the Exchange Act or if the Company is not required to file such reports, it shall, upon the reasonable request of any Securityholder, use commercially reasonable efforts to make publicly available such information as is necessary to permit such Securityholder to sell Registrable Securities pursuant to Rule 144 under the Securities Act and (b) use commercially reasonable efforts to take such further action as any Securityholder may reasonably request, to the extent such action is necessary to permit such Securityholder to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

Section 6.9 Transfer of Registration Rights. A Securityholder may Transfer all or any portion of its registration rights under this Article VI with respect to any of its Registrable Securities in connection with any Transfer of such Registrable Securities that fully complies with the terms and conditions of this Agreement; provided that any such recipient will be subject to the limitations with respect to such registration rights that are set forth in this Agreement, including with respect to the threshold ownership levels required to have certain rights. Any other purported direct or indirect Transfer of such registration rights by any Securityholders shall be null and void and of no force or effect.

Section 6.10 Grant of Additional Registration Rights. Except for the registration rights granted pursuant to this Article VI, the Company shall not grant any registration rights with respect to shares of Common Stock to any other Person without the prior written consent of Securityholders holding a majority of the Fully Diluted Securities at such time unless such registration rights so granted do not materially affect the rights of the Securityholders under this Agreement with respect to their priority following the IPO.

Section 6.11 Termination. All of the Company’s obligations to register Registrable Securities under Sections 6.1 and 6.2 shall terminate on the date on which the Securityholder cease to beneficially own any Registrable Securities.

ARTICLE VII

CORPORATE OPPORTUNITIES

Section 7.1 Corporate Opportunities. Notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by Applicable Law, the Company and the Securityholders agree that:

(a) Any of the Securityholders who are not employed by the Company or any of its Subsidiaries, each Director who is employed by an Appointing Person or any of its Affiliates, any of the foregoing Persons’ respective Affiliates, and any one or more of the respective managers, directors, principals, officers, employees and other representatives of such Persons or their respective Affiliates (the foregoing Persons being referred to, collectively, as “Identified Persons”) may now engage, may continue to engage, or may, in the future, engage in the same or similar activities or lines of business as those in which the Company or any of its Affiliates, directly or indirectly, now engage or may engage or other business activities that overlap with, are complementary to, or compete with those in which the Company or any of its Affiliates, directly or indirectly, now engage or may engage (any such activity or line of business, an “Opportunity”). No Identified Person shall, as a result of its capacity as such, have any duty to refrain, directly or indirectly, from (i) engaging in any Opportunity or (ii) otherwise competing with the Company or any of its Affiliates. No Identified Person shall, as a result of its capacity as such, have any duty or obligation to refer or offer to the Company or any of its Affiliates any Opportunity except for any Identified Person who is a Director, who shall have the duty to refer or offer to the Company any Opportunity that is expressly first presented in writing to such Director in his or her capacity as a Director or if knowledge of such Opportunity is first acquired by such Director solely as a result of such Director’s position as a Director, and the Company hereby renounces any interest or expectancy of the Company in, or in being offered, an opportunity to participate in any other Opportunity which may be a corporate (or analogous) or business opportunity for the Company or any of its Affiliates.

(b) In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be an Opportunity for the Company or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such Opportunity to the Company or any of its Affiliates and shall not be liable to the Company or the Securityholders for breach of any purported fiduciary duty by reason of the fact that such Identified Person pursues or acquires such Opportunity for itself (or any of its Affiliates), or offers or directs such Opportunity to another Person (including any Affiliate of such Identified Person); provided that each Identified Person who is a Director shall have the duty to communicate or offer to the Company any Opportunity that is expressly first presented in writing to such Director in his or her capacity as a Director or if knowledge of such Opportunity is first acquired by such Director solely as a result of such Director’s position as a Director, and the Company does not waive any claims in respect of breaches of fiduciary duty arising therefrom. For the avoidance of doubt, none of the waivers of the corporate opportunities doctrine or related duties set forth in this Section 7.1 shall apply to any Officer, employee or consultant of the Company or any of its Subsidiaries.

(c) Except as provided herein with respect to any Securityholder that becomes a Disqualified Person (and without limiting such provisions of this Agreement), the Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more Persons (such Persons, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Company , any Securityholders or any of their respective Affiliates (including Disqualified Persons), and (i) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement, the Certificate or the Bylaws shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Agreement, the Certificate or the Bylaws shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (A) the ownership by an Identified Person of any interest in any Related Company, (B) the affiliation of any Related Company with an Identified Person or (C) any action taken or omitted by an Identified Person in respect of any Related Company, (ii) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Company , any of the Securityholders or any of their respective Affiliates, (iii) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Company , any of its Securityholders or any of their respective Affiliates and (iv) except as set forth in Section 7.1(a) and Section 7.1(b), the Identified Persons are not and shall not be obligated to disclose to (A) the Company or any of its Subsidiaries or (B) any of the Securityholders or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, and shall not be obligated to refrain from or in any respect to be restricted in competing against the Company , any of the Securityholders or any of their respective Affiliates in any such business or as to any such opportunities.

(d) In addition to and notwithstanding the foregoing provisions of this Article VII, a corporate (or analogous) or business opportunity shall not be deemed to be an Opportunity for the Company or any of its Affiliates if it is an opportunity (i) that the Company is not legally able or contractually permitted to undertake or (ii) which the Board has affirmatively elected to refrain from continued evaluation or pursuing.

Any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (a) when delivered by hand, facsimile or electronic transmission to the party to be notified, (b) one (1) Business Day after deposit with a national overnight delivery service with next-business-day delivery guaranteed, (c) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested, in each case addressed to the party to be notified at the addresses set forth below such party’s respective signature to this Agreement, or (d) when posted to the virtual data room described in Section 3.1(b)(i), so long as the Company has taken such action as is necessary on its part to push email notifications to the Securityholders of uploads to such data room (or, if the Company is not able to push such notifications to the Securityholders, then all action necessary on its part to permit the Securityholders to opt into notifications of such uploads); provided, however, this clause (d) shall not apply to notices, requests, waivers and other communications to any Appointing Person other than pursuant to Information Rights. Any party to this Agreement may change its address for purposes of notice hereunder by giving ten (10) days’ written notice of such change to the Company, in the manner provided in this Section 8.1. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

Any notices, requests, waivers and other communications required or permitted hereunder shall be addressed as follows (or at such other address as may be substituted by notice given as herein provided):

If to the Company:

Hornbeck Offshore Services, Inc.

103 Northpark Blvd., Suite 300

Covington, LA 70433

Attention:     James O. Harp, Jr., Executive Vice President and Chief Financial Officer

Email:           james.harp@hornbeckoffshore.com

with a copy to:

Hornbeck Offshore Services, Inc.

103 Northpark Blvd., Suite 300

Covington, LA 70433

Attention:     Samuel A. Giberga, Executive Vice President, General Counsel and Chief Compliance Officer

Email:           Samuel.giberga@hornbeckoffshore.com

If to any Securityholder, at its address, if any, provided in a written notice to the Company from such Securityholder.

Section 8.2 Survival; Termination. This Agreement, and the Company’s and the Securityholders’ respective rights and obligations hereunder shall remain in effect until terminated (a) by agreement of the Company and Securityholders representing at least ninety percent (90%) of the Fully Diluted Securities at such time or (b) upon the consummation of a Qualified IPO; provided that (i) the provisions of this Agreement shall survive any such termination to the extent necessary for any Person to enforce any right of such Person that accrued hereunder prior to or on account of such termination, (ii) each of the provisions of Article VI shall survive the termination of this Agreement upon the consummation of a Qualified IPO, (iii) the right to appoint or nominate directors to the Board pursuant to Section 2.1 shall survive the termination upon the consummation of a Qualified IPO as may be modified to the extent necessary to meet applicable listing requirements of any securities exchange or quotation system on which the Company’s Common Stock is expected to be listed or quoted. This Agreement shall terminate automatically with respect to any Securityholder when such Securityholder ceases to beneficially own any Company Securities; provided that (A) the provisions of this Agreement shall survive any such termination to the extent necessary for any Person to enforce any right of such Person that accrued hereunder prior to or on account of such termination, and (B) Section 3.1(c) and this Article VIII shall survive any such termination and shall terminate as set forth therein.

Section 8.3 Governing Law. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 8.4 Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in Delaware Chancery Court; provided that if such court does not have jurisdiction then such action, suit or proceeding must be brought in the United States District Court for the District of Delaware. Each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.5 Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.5 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 8.6 Successors and Assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that each Securityholder may assign all or a portion of its rights hereunder to any Transferee in connection with a Transfer of Company Securities by such Securityholder to such Transferee in compliance with the terms of this Agreement. Subject to the rights and restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon the Company, each Securityholder, and their respective successors and permitted assigns.

Section 8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 8.8 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction (including any provision hereof that would violate the Jones Act) is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. Upon a determination that any provision of this Agreement is prohibited, unenforceable or not authorized (including any determination that any provision hereof that would violate the Jones Act), the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 8.9 Specific Performance. Each party hereto agrees that irreparable harm would occur to the other parties hereto, for which monetary damages would not be an adequate remedy, in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, including if any party hereto fails to take any action required of them hereunder, or threatened to be breached. It is accordingly agreed that, in addition to any and all other rights and remedies that may be available to them at law or equity, the parties hereto shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each party hereto agrees that it will not oppose the granting of an injunction or a temporary restraining order, specific performance or other equitable relief from a court of competent jurisdiction (without any requirement to post bond) on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each of the parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 8.10 No Waivers; Amendments; Termination.

(a) No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Securityholder at law or in equity or otherwise.

(b) Subject to Section 2.2(a), and without limiting the rights of any Securityholders under the other Organizational Documents, this Agreement and the other Organizational Documents may only be amended, waived or otherwise modified (including restated or supplemented) (whether by merger, consolidation or otherwise) or terminated by an instrument in writing executed by the Securityholder(s) beneficially owning at least 75% of the Fully Diluted Securities, which must include each Appointing Person; provided, that no provision of this Agreement or the other Organizational Documents shall be amended, waived or otherwise modified (including restated or supplemented) (whether by merger, consolidation or otherwise) or terminated (i) (A) in a manner that is disproportionately and materially adverse to any Securityholder (as compared to other Securityholders holding the same class of Company Securities), (B) in a manner that would materially and adversely affect the rights of any Securityholder provided in Article III, Sections 4.6, 4.7, or Article V, or (C) in a manner that would materially increase the transfer restrictions applicable to any Securityholder, in each case without the prior written consent of such Securityholder so affected or (ii) in a manner that would reduce the threshold for termination set forth in Section 8.2 without the prior written consent of the Securityholders beneficially owning at least ninety percent (90%) of the Fully Diluted Securities at such time. Notwithstanding the foregoing, Exhibit B-4 may be amended by resolution of the Board, and Schedule I may be amended by resolution of the Board with the requisite consent of the Appointing Persons. The Company shall give prompt written notice to the Securityholders of any amendments, waivers or modifications of the provisions of this Agreement.

Section 8.11 Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the entities that are expressly identified as parties in the preamble to this Agreement (“Contracting Parties”). No Person who is not a Contracting Party, including any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-Party Affiliates.

Section 8.12 Action by Appointing Persons.

(a) Any action to be taken or consent or approval to be given by an Appointing Person pursuant to this Agreement shall be deemed taken, consented to or approved upon the affirmative consent or approval by Securityholders comprising such Appointing Person that beneficially owns a majority of the Fully Diluted Securities beneficially owned by such Appointing Person.

(b) Any Appointing Person may exercise the rights, and grant any approval or consent, under this Agreement of the other Securityholders comprising such Appointing Person.

Section 8.13 Further Assurances. Each party shall cooperate and shall take such further action and shall execute and deliver such further documents, certificates, instruments, conveyances, and assurances and to take such further actions as may be reasonably requested by any other party hereto in order to carry out the provisions and purposes of this Agreement.

Section 8.14 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to such matters. In the event of any inconsistency or conflict between this Agreement and any other Organizational Document, the Securityholders and the Company shall, to the extent permitted by Applicable Law, amend such other Organizational Document to comply with the terms of this Agreement.

Section 8.15 Independent Agreement by the Securityholders. The obligations of each Securityholder hereunder are several and not joint with the obligations of any other Securityholder, and no provision of this Agreement is intended to confer any obligations on any Securityholder vis-à-vis any other Securityholder. Nothing contained herein, and no action taken by any Securityholder pursuant hereto, shall be deemed to constitute the Securityholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Securityholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

Section 8.16 No Third-Party Beneficiaries. Except for Section 7.1 and Section 8.10, this Agreement is for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.17 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

COMPANY:

Hornbeck Offshore Services, Inc.

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Securityholders Agreement]

SECURITYHOLDERS:

TODD M. HORNBECK

By:	/s/ Todd M. Hornbeck
Name:	Todd M. Hornbeck

ASSF IV HOS AIV 1, L.P.

By:	ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV HOS AIV 2, L.P.

By:	ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV AIV B Holdings III, L.P.

By:	ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature Page to Securityholders Agreement]

ASSF IV AIV B, L.P.

By:	ASSF Management IV, L.P., its general partner

By:	ASSF Management IV GP LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF HOS AIV 1, L.P.

By:	ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF HOS AIV 2, L.P.

By:	ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF HOLDINGS I, L.P.

By:	ASOF Investment Management LLC, its manager

[Signature Page to Securityholders Agreement]

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

SA Real Assets 19 Limited

By:	Ares Management LLC, its investment manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P.

By:	Ares Management LLC, its investment subadvisor

By:	Ares Capital Management LLC, as subadvisor

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

ATHILON CAPITAL CORP. LLC

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Authorized Representative

MERCED PARTNERS LIMITED PARTNERSHIP

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Authorized Representative

[Signature Page to Securityholders Agreement]

MERCED PARTNERS V, L.P.

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Authorized Representative

MORGAN STANLEY AND CO, LLC, solely on behalf of its New York distressed trading desk, and not on behalf of any of its other trading desks, business units, divisions or affiliates

By:	/s/ Brian McGowan
Name:	Brian McGowan
Title:	Authorized Signatory

Altana Distressed Opportunities Fund SLP

By:	/s/ Lee Robinson
Name:	Lee Robinson
Title:	Director of Altana Wealth Sarl, GP of Altana Distressed Opportunities Fund SLP

1992 MASTER FUND CO-INVEST SPC – SERIES 1 SEGREGATED PORTFOLIO

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

[Signature Page to Securityholders Agreement]

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, LP

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

HIGHBRIDGE SCF SPECIAL SITUATIONS SPV, LP

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

WHITEBOX ADVISORS LLC

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

WHITEBOX ASYMMETRIC PARTNERS, L.P.

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

[Signature Page to Securityholders Agreement]

WHITEBOX CAJA BLANCA FUND, LP

By:	Whitebox Caja Blanca GP LP its general partner

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

WHITEBOX CREDIT PARTNERS, L.P.

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

WHITEBOX RELATIVE VALUE PARTNERS, L.P.

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

WHITEBOX GT FUND, LP

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

[Signature Page to Securityholders Agreement]

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

PANDORA SELECT PARTNERS, L.P.

By:	Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

WOLVERINE FLAGSHIP FUND TRADING LIMITED

By:	Wolverine Asset Management LLC its investment manager

By:	/s/ Kenneth L. Nadel
Name:	Kenneth L. Nadel
Title:	Authorized Signatory

[Signature Page to Securityholders Agreement]

Schedule I

Competitors

1.	Edison Chouest Offshore, LLC
2.	Offshore Service Vessels, L.L.C.
3.	Harvey Gulf International Marine, LLC
4.	SEACOR, Inc.
5.	SEACOR Marine Holdings Inc.
6.	Otto Candies, L.L.C.
7.	Tidewater, Inc.
8.	Crowley Maritime Corporation
9.	Tote, Inc.
10.	GulfMark Offshore Inc.
11.	Jackson Offshore Operators L.L.C.
12.	A.P. Møller—Mærsk A/S
13.	Oceaneering International, Inc.
14.	DOF ASA
15.	Mantenimiento Express Maritimo S.A.P.I. de C.V.
16.	Helix Energy Solutions Group, Inc.
17.	Bordelon Marine Inc.
18.	Bollinger Shipyards, L.L.C.
19.	Adriatic Marine, L.L.C.
20.	Guice Offshore, LLC
21.	Laborde Marine LLC
22.	Odyssea Marine Inc.
23.	Sea Mar Offshore LLC
24.	C&G Boats, Inc.
25.	Candy Fleet, LLC
26.	Foss Maritime Company, LLC
27.	Saltchuk Resources, Inc.
28.	Sause Bros. Inc.
29.	Funds, accounts and other entities owned or managed by Black Diamond Capital Management or any of its Affiliates

Exhibit A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of [________ ___, 20__] by the undersigned (the “Transferee”) in accordance with the Securityholders Agreement of Hornbeck Offshore Services, Inc. (the “Company”) dated as of September 4, 2020 (as the same may be amended from time to time in accordance with its terms, the “Securityholders Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securityholders Agreement.

The Transferee hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall become a party to the Securityholders Agreement and shall be fully bound by and subject to, all of the covenants, terms and conditions of the Securityholders Agreement as though an original party thereto and shall be deemed and is hereby admitted as, a Securityholder for all purposes thereof and entitled to all the rights incidental thereto, as of the date first written above.

The Transferee hereby represents and warrants that (i) the Transferee has all requisite power and authority to execute this Joinder Agreement and to perform its obligations under the Securityholders Agreement and (ii) the execution and delivery of this Joinder Agreement and the performance of Transferee’s obligations under the Securityholders Agreement will not conflict with or constitute a default under any material contract to which the Transferee is a party, constitute a default under the Transferee’s governing documents or conflict with or constitute a violation of any Applicable Law.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first written above and hereby authorizes this signature page to be attached to a counterpart of the Securityholders Agreement.

[TRANSFEREE]

By:
Name:
Title:

Exhibit B-1

Each of the following will constitute “Major Actions”, which may be approved by the Board individually, through consent to delegate authority in the Officer Delegation of Authority, or otherwise:

(a) Financial Matters

(1) Annual Budget. Establishment, approval, adoption or modification of the Budget and business plan for any fiscal year (as adopted, the “Approved Budget”);

(2) Exceeding the Budget. Making, or committing to make, any expenditures (other than contractually reimbursable expenditures that would not reasonably be expected to result in available cash falling below certain minimum thresholds approved by the Board in the Company’s cash management plan, or otherwise) (i) not provided for in the Approved Budget then in effect in excess of $10,000,000 in the aggregate during any corresponding fiscal year, or (ii) covered by the then effective Approved Budget that, in any individual budgeted event or item, exceeds, (A) with respect to any operating expenditure, the lesser of (x) 5% of the budgeted expense line item amount approved or (y) $10,000,000 in the aggregate, and (B) with respect to any capital expenditure, $10,000,000, in each case, during any corresponding fiscal year;

(3) Issuances. Issuance of (i) any Company Securities or (ii) any Subsidiary Securities, in each case in this clause (ii) other than any issuance by a Subsidiary to the Company or any other Subsidiary of the Company;

(4) Redemptions. Redeem, repurchase, retire, combine, split or reclassify any Company Securities or Subsidiary Securities or redeem or repurchase any indebtedness of the Company or any of its Subsidiaries not required by the terms of such indebtedness;

(5) Dividends and Distributions. Authorization or payment of any dividend or distribution (other than dividends or distributions from any wholly owned subsidiary of the Company to the Company or any other wholly owned subsidiary thereof);

(6) Indebtedness. Any guarantee, assumption or incurrence of, or grant of any security interests to secure, indebtedness of the Company or any Subsidiary in excess of $10,000,000 in the aggregate, other than (i) unsecured trade indebtedness incurred in the ordinary course of business and in amounts consistent with the Approved Budget then in effect, (ii) such other indebtedness that is authorized pursuant to the Approved Budget then in effect, and (iii) the indebtedness already existing on the date of this Agreement;

(7) Encumbrances. Creation of any mortgage or charge or permitting the creation of or suffering to exist any mortgage or fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of the undertaking, property or assets of the Company or any Subsidiary other than any mortgage, charge, lien or other encumbrance securing obligations not in excess of $10,000,000 in the aggregate, other than (x) trade credit obligations incurred in the ordinary course of business and in amounts consistent with the Approved Budget then in effect and (y) such other obligations that are authorized pursuant to the Approved Budget then in effect; and

(8) Loans and Investments. Making investments in or loaning any funds or money, extending credit, or otherwise providing financial accommodations to any entity or person other than a subsidiary in excess of $10,000,000 in the aggregate outside the ordinary course of business.

(b) Exit and Acquisitions

(1) Entity Organization. Amendment to or waiver of any of the provisions of the Organizational Documents, entering into or approving any merger, consolidation, amalgamation, recapitalization or other form of business combination or Change of Control involving the Company or any of its Subsidiaries (whether by sale of Equity Securities, assets or otherwise) or effecting any change in corporate structure that would result in the Company not being taxable as a corporation;

(2) Liquidation, Dissolution, or Bankruptcy. Commencement of any liquidation, dissolution or voluntary bankruptcy, administration, insolvency proceeding, recapitalization or reorganization of the Company or any of its Subsidiaries in any form of transaction, any arrangement with creditors, or the consent to entry of an order for relief in an involuntary case, or the conversion of an involuntary case to a voluntary case, or the consent to any plan of reorganization in any involuntary or voluntary case, or the consent to the appointment or taking possession by a receiver, trustee or other custodian for all or any portion of its property, or otherwise seek the protection of any applicable bankruptcy or insolvency law;

(3) Establishment of Subsidiaries. To the extent not otherwise expressly approved as part of an approved annual business plan, the establishment of any Subsidiaries and the terms, provisions and conditions of its governing agreements and any amendments or modifications thereof and the designation of any persons to serve on its board of directors or other governing body;

(4) Transfers of Assets. Any Transfer of assets of the Company or any of its Subsidiaries (including equity interests in any entity and any intellectual property of the Company or any of its Subsidiaries) in any transaction or series of related transactions, except for Transfers of immaterial assets in a single transaction or series of related transactions with an aggregate fair market value of less than $10,000,000;

(5) Acquisitions. To the extent not otherwise expressly approved as part of an Approved Budget and business plan for the applicable fiscal year, the making of, or committing to make, any capital expenditure or purchase, lease (including the assumption of any existing lease) or other acquisition of assets (including Equity Securities of any entity) by the Company or any of its Subsidiaries for consideration (including assumed indebtedness) in excess of $10,000,000; and

(6) Catch-All. Entering into any corporate transaction, including any joint venture, investment, recapitalization, reorganization or contract with any other Person or acquisition of any securities or assets of another entity or person, whether in a single transaction or series of related transactions, in excess of $10,000,000.

(c) Board and Employee Matters

(1) Hiring and Compensation. With respect to any Officer of the Company or any of its Subsidiaries: (i) appointment, retention or removal of, or entering into any employment agreement or other compensation arrangement with, such person or (ii) the amendment or other modification of any employment agreement or other compensation arrangement entered into with such person, except where such agreement, arrangement, amendment or modification would not result in the payment of compensation to such person in excess of $100,000;

(2) Incentive Plans. (i) Establishment, adoption, entry into, amendment or modification to or termination of any equity incentive plan or bonus incentive plan, and (ii) granting any awards, canceling any awards or re-allocating any awards under an equity incentive plan or a bonus incentive plan, or the payment of cash bonuses to any manager, Officer, Director or employee;

(3) Severance Payments. Granting any severance or termination payment to any present or former manager, officer, director or employee of the Company or any of its Subsidiaries other than pursuant to a management incentive plan expressly permitted by this Agreement;

(4) Benefit Plans. Establishment, adoption, entering into, amendment or modification to or termination of any employee benefit plan; and

(5) Delegation of Authority. Establishment, adoption, entering into, amendment or modification to or termination of the Officer Delegation of Authority.

(d) Other Non-Ordinary Course Transactions

(1) Transactions with Securityholders. Other than transactions expressly permitted by this Agreement, entering into any agreement or other transaction between the Company or any Subsidiary, on the one hand, and any Securityholders, executive officers, or directors or Affiliates of any of the foregoing or any family members thereof, on the other (including, without limitation, any purchase, sale, lease or exchange of any property, or rendering of any service or modification, waiver or amendment of or failure to enforce any existing agreement or arrangement (including, for the avoidance of doubt, the Warrant Agreements), or any loans or advances to or guarantees for the benefit of any Securityholder, officers or directors of the Company or any Subsidiary, other than in the ordinary course of business as part of travel advances, relocation advances or salary);

(2) Change in Name; Restriction on Business. Making (i) any change to the name of the Company or any of its Subsidiaries, (ii) any material change in the business of the Company or (iii) any of its Subsidiaries or entering into any contract containing a material restriction on the business activities of the Company or any of its Subsidiaries;

(3) Material Contracts. Execution, termination or material amendment of any material contract of the Company or any of its Subsidiaries not entered into in the ordinary course of business and the consequences of which could reasonably be expected, in the event that the benefits hoped to be obtained thereunder are not realized, to have a material adverse impact on the profits and losses or net cash flows of the Company, other than any material contract that is authorized pursuant to an Approved Budget and which does not involve payments to or from the Company, individually or in the aggregate, in excess of $10,000,000;

(4) Litigation. Initiation of material litigation or similar proceedings or the compromise or settlement of any lawsuit or administrative matter (including with respect to the Gulf Island Shipyards, LLC litigation) where the amount that the Company or any of its Subsidiaries could be required to pay individually or in the aggregate pursuant to such compromise or settlement is in excess of $10,000,000, or that could have a material effect on the Company or any of its Subsidiaries;

(5) Government Communications. Making any filing, notice or other material communication with any governmental, regulatory or accreditation authority, or taking any action that would require the Company or any of its Subsidiaries to make any filing, notice or other material communication with any governmental, regulatory or accreditation authority; and

(6) Definition of “Competitor.” Any change to Schedule I of this Agreement.

Exhibit B-2

Each of the following will constitute “Majority Appointing Person Actions”:

(1) Issuances. Issuance of any Company Securities or Subsidiary Securities (x) at a common equity valuation of the Company and its Subsidiaries of less than $143,000,000 but greater than or equal to $114,400,000 (the “Valuation Range”) if the aggregate value of such issuance, taken together with all other issuances of Company Securities or Subsidiary Securities at a common equity valuation of the Company and its Subsidiaries in the Valuation Range made after the Effective Date, would be in excess of $10,000,000 in the aggregate or (y) at a common equity valuation of the Company and its Subsidiaries of less than $114,400,000, in each case, without restricting or taking into account issuances (i) by reason of stock dividends, split, combinations or the like, (ii) to officers, employees or directors of, or consultants to, the Company or any of its Subsidiaries pursuant to any purchase plan or arrangement, option plan, or other incentive plan or agreement approved by the Board, or (iii) to any party that is not affiliated with the Company or any of its Affiliates or any Appointing Person or any of its Affiliates as purchase consideration in connection with acquisitions approved by the Board;

(2) Redemptions. Redeem, repurchase, retire, combine, split or reclassify any Company Securities or Subsidiary Securities;

(3) Organizational Documents. Amendment to or waiver of any of the provisions of the Organizational Documents of the Company other than in connection with (i) the issuance of Company Securities by the Company made in compliance with the terms of this Agreement, (ii) entering into or approving any IPO, merger, consolidation, amalgamation, recapitalization or other form of business combination or Change of Control involving the Company or any of its Subsidiaries (whether by sale of Equity Securities, assets or otherwise) otherwise made in compliance with the terms of this Agreement;

(4) Entity Organization. Converting the Company to another type of business entity;

(5) Change in Business. Making any material change in the business of the Company or any of its Subsidiaries;

(6) Transactions with Appointing Persons. Entering into any agreement or other transaction between the Company or any Subsidiary, on the one hand, and any Appointing Person, any Affiliate of an Appointing Person or any of their respective executive officers or directors, on the other (such Appointing Person, an “Interested Appointing Person”) (including, without limitation, any purchase, sale, lease or exchange of any property, or rendering of any service or modification, waiver or amendment of or failure to enforce any existing agreement or arrangement (including, for the avoidance of doubt, the Warrant Agreements), or any loans or advances to or guarantees for the benefit of any Appointing Person, its Affiliates or their respective officers or directors, other than in the ordinary course of business as part of travel advances, relocation advances or salary to employees), but specifically excluding issuances of Company Securities and the issuance of debt securities and borrowing under loan agreements, in each case, in compliance with the terms of this Agreement (including Section 5.1 hereof) (it being understood and agreed that any Appointing Person that is an Interested Appointing Person with respect to any matter contemplated by this item (6) shall be deemed not to be an Appointing Person for purposes of determining whether such matter has been approved under Section 2.2(a)(ii) of this Agreement); and

(7) Definition of “Competitor.” Any change to Schedule I of this Agreement.

Exhibit B-3

Each of the following will constitute “Unanimous Appointing Person Actions”:

(1) Dividends and Distributions. Authorization or payment of any dividend or distribution by the Company.

(2) Board Size. Increases to the size of the Board.

Exhibit B-4

The Board will delegate authority to the Chief Executive Officer to take or authorize taking any of the following actions without further consent or approval by the Board:

(1) Government Contracts.

(a)

To enter into, extend, continue, and amend contracts with the United States of America or any agency or division thereof, or with any branch of the military of the United States of America, or any agency or division thereof if either (i) such contract may not be shared with persons without certain levels of government security clearance or (ii) involves payments to or from the Company in any 12-month period, individually or in the aggregate, of $10,000,000 or less (the “Government Contracts”);

(b)	To seek and maintain personnel and facility security clearances necessary for the performance of Government Contracts;

(c)

To make expenditures necessary and appropriate for the performance of Government Contracts as (i) provided in the Approved Budget, (ii) which are permitted without prior Board approval under paragraph (a)(ii) or (iii) which will be reimbursed within one hundred eighty (180) days of such expenditure, excluding expenditures that would reasonably be expected to result in available cash falling below certain minimum thresholds approved by the Board in the Company’s cash management plan, or otherwise;

(d)

To maintain the confidentiality or secrecy required to perform such contracts including restricting who sensitive information can be shared with (including, but not limited to, the Board, Observers and/or Appointing Persons); provided that such Government Contract does not result in a material change to the business of the Company or its Subsidiaries, as applicable; and

(2) Jones Act. Take action by way of advocacy, lobbying, litigation or otherwise necessary in support of the Jones Act provided such financial support shall not exceed $250,000 annually without prior approval of the Board.

Exhibit C

FORM OF CONFIDENTIALITY AGREEMENT

EXHIBIT C

FORM OF

CONFIDENTIALITY AGREEMENT

This confidentiality agreement (this “Agreement”), dated as of [•], is entered into by and between Hornbeck Offshore Services, Inc. (the “Company”), [•] (“Transferor”), and the undersigned transferee (“Transferee”) in connection with Transferee’s request of information concerning the Company pursuant to discussions between Transferor and Transferee regarding a potential transfer of Company Securities (as defined in the Securityholders Agreement of the Company, dated as of [•], 2020 (as amended, modified and supplemented from time to time, the “Securityholders Agreement”)) from Transferor to Transferee.

As a condition to the furnishing of information to Transferee, Transferee agrees, on behalf of itself and its Representatives (as defined below), for the benefit of the Company and Transferor, that it will keep strictly confidential and will not, and will cause its Representatives not to, without the Company’s prior written consent, disclose, divulge or use for any purpose other than to evaluate an investment in the Company, any and all information, whether written or oral, relating to the Company and its direct and indirect subsidiaries and affiliates furnished by or on behalf of Transferor or the Company to Transferee or its Representatives, whether prior to or after Transferee’s acceptance of this letter and irrespective of the form of communication (such information, including any notes, memoranda, summaries, analyses, compilations, studies and other writings or documents relating thereto or based thereon prepared by Transferee, its Representatives or others being referred to herein as the “Confidential Information”), unless such Confidential Information is known or becomes known to the public in general (other than as a result of a disclosure by Transferee or its Representatives in breach of this Agreement) or is or becomes available on a non-confidential basis from a source other than Transferor or its Representatives (provided, to the Transferee’s knowledge, such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality or secrecy to, the Transferor or the Company); provided, however, that Transferee may disclose (on a confidential basis) Confidential Information (a) to its attorneys, accountants, consultants, other professionals, or to any director, officer, employee, partner, member or regulator of Transferee in the ordinary course of business who need to know the information to evaluate an investment in the Company (collectively, Transferee’s “Representatives”), or (b) as may otherwise be required by applicable law or judicial or administrative process; provided, further, that in the case of any such disclosure under this clause (b), Transferee shall (1) notify the Company, as promptly as practicable, of such request or requirement so that the Company may, at its expense, seek an appropriate protective order or waive compliance with the provisions of this Agreement, and/or take any other mutually agreed action, and (2) cooperate with the Company in any actions it may choose to take in seeking to prevent or limit disclosure, (3) disclose only that portion of the requested information which Transferee is advised by counsel is legally required to be disclosed, (4) exercise reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded the information and (5) take, at the Company’s expense, all reasonable steps requested by the Company to minimize the extent of any such required disclosure, and to the extent practicable, await the final outcome of any motion for a protective order that the Company may file before disclosing any Confidential Information; provided, that Transferee agrees not to make any such disclosure or transmission of Confidential Information unless such Representatives have agreed to act in accordance with this Agreement; provided, further, that the acts and omissions of any person or entity to whom Transferee may disclose Confidential Information pursuant to the foregoing clause (a) shall be attributable to Transferee for purposes of determining Transferee’s compliance with this Agreement and Transferee shall be liable for all breaches of this Agreement by it or its Representatives, unless such Person and the Company have entered into a confidentiality agreement between them that imposes confidentiality restrictions on such Person that are no less restrictive than those contained in this Agreement, in which case the acts and omissions of such Person shall not be attributable to Transferee.

Transferee recognizes and agrees, on behalf of itself and its Representatives, that nothing in this Agreement shall be construed as granting Transferee or any of its Representatives any rights, by license or otherwise, in or to any Confidential Information. Upon the written request of Transferor, Transferee will, and will cause its Representatives to, promptly (and in no event later than ten (10) business days after such request) redeliver or cause to be redelivered to Transferor or destroy, subject to applicable law, all copies of the Confidential Information furnished to or in the possession of Transferee and/or any of its Representatives by or on behalf of Transferor and destroy or cause to be destroyed all Confidential Information, including such portion of any notes, memoranda, summaries, analyses, compilations, studies and other writings or documents relating thereto or based thereon prepared by Transferee or any of its Representatives that contains Confidential Information. Any such destruction shall be confirmed in writing by one of Transferee’s authorized officers. Notwithstanding the foregoing, Transferee and all of its Representatives shall be permitted to retain such copies of the Confidential Information as are required to comply with their respective legal, regulatory and internal record- retention policies, subject to their respective confidentiality obligations hereunder for so long as such Confidential Information is retained. No redelivery or destruction will affect Transferee’s or its Representatives obligations hereunder, all of which obligations shall continue in effect for the term of this Agreement.

Transferee hereby acknowledges that it is aware (and that its Representatives that are otherwise unaware have been advised) of the restrictions imposed by federal and state securities laws on a person possessing material nonpublic information about a company, and restrictions on sharing such information with other persons who may engage in such trading.

Transferee acknowledges that Transferor makes no express or implied representation or warranty as to the accuracy or completeness of the Confidential Information. Further, Transferee agrees that Transferor shall not have any liability to Transferee or any of its Representatives based on the Confidential Information, errors therein or omissions therefrom. Transferee agrees that it is not entitled to rely on the accuracy or completeness of the Confidential Information.

Transferee acknowledges and agrees that money damages would not be a sufficient remedy for any breach of any provision of this Agreement by Transferee or any of its Representatives, and that in addition to all other remedies which Transferor may have, Transferor and the Company will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Transferee agrees not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages, and further agrees to waive and to use reasonable efforts to cause all of its Representatives to waive any requirement for the securing or posting of any bond in connection with any such remedy. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Transferee agrees that if Transferee purchases Company Securities, the Confidential Information shall be subject in all respects to Section 3.1(c) of the Securityholders Agreement.

This Agreement shall terminate (a) if Transferee purchases any Company Securities, on the date on which Transferee enters into a joinder to the Securityholders Agreement, and (b) otherwise, one year after the date hereof.

If any provision of this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired thereby.

This Agreement (a) contains the sole and entire agreement between the parties with respect to the confidentiality of the Confidential Information, (b) may be amended, modified or waived only by a separate written instrument duly executed by or on behalf of the Company, Transferor and Transferee, and (c) shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof. This Agreement may be executed by facsimile, email or in any number of counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute one and the same. Promptly following the execution hereof, Transferor shall provide a copy of this Agreement duly executed by the Company, Transferor and Transferee to the Company and Transferee.

If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing this Agreement and returning a copy to us, whereupon this Agreement will constitute our binding agreement with respect to the matters set forth herein.

COMPANY:

HORNBECK OFFSHORE SERVICES, INC.

By:
Name:
Title:

TRANSFEROR:

[NAME OF TRANSFEROR]

By:
Name:
Title:

TRANSFEREE:

Accepted and agreed to as of the date first written above:

[NAME OF TRANSFEREE]

By:
Name:

Title: